UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Sonida Senior Living, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit r equire d by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SONIDA SENIOR LIVING, INC.

14755 PRESTON ROAD, SUITE 810

DALLAS, TEXAS 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 11, 2026

To the Stockholders of Sonida Senior Living, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Sonida Senior Living, Inc., a Delaware corporation (the “Company”), will be held live via the Internet in a virtual meeting format at meetnow.global/MVGNUMZ (the “Annual Meeting Website”) on the 11th day of June, 2026 at 9:00 a.m. Central Time, for the following purposes:

1. To elect three directors of the Company to hold office until the Annual Meeting to be held in 2029 or until their respective successors are duly qualified and elected;

2. To ratify the Audit Committee’s appointment of BDO USA, P.C., independent accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2026;

3. To cast an advisory vote on executive compensation;

4. To approve an amendment to the Company’s 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Plan”), to increase the number of shares of common stock that the Company may issue under the 2019 Plan from 1,797,600 shares to 3,197,600 shares; and

5. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These proposals are described in more detail in the Company’s Proxy Statement. The Board of Directors has fixed the close of business on April 17, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only holders of record at the close of business on the Record Date of shares of the Company’s common stock are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting.

You will be able to attend the Annual Meeting by visiting the Annual Meeting Website and entering a control number. If you hold your shares of the Company’s common stock as a holder of record, your 15-digit control number will be printed on your proxy card. If instead you hold your shares of the Company’s common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Annual Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Annual Meeting. If you join the Annual Meeting by using your control number or obtaining a legal proxy and logging in to the Annual Meeting Website, you will be able to attend the Annual Meeting and vote your shares online during the Annual Meeting.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 28, 2026, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, and request paper copies.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the Annual Meeting via the Annual Meeting Website, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting. You can vote your shares via the Internet, by a toll-free telephone call, or by properly completing, signing and returning a hard copy of the proxy card, which can be requested by following the instructions on the Notice of Internet Availability of Proxy Materials. Stockholders of record who attend the Annual Meeting and would like to vote at the Annual Meeting via the Annual Meeting Website may do so even if they have already submitted their proxy.

Pursuant to the rules of the New York Stock Exchange, if you hold your shares in street name, brokers, banks or other nominees will not have discretion to vote your shares on the election of directors, the advisory vote on executive compensation, and the amendment to the 2019 Plan. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 11, 2026: This Notice of Annual Meeting, the Company’s Proxy Statement and the 2025 Annual Report to Stockholders are available free of charge at www.proxydocs.com/snda.

By Order of the Board of Directors

Michael Simanovsky Chairman of the Board	Brandon M. Ribar President and Chief Executive Officer

April 28, 2026

Dallas, Texas

SONIDA SENIOR LIVING, INC.

14755 Preston Road, Suite 810

Dallas, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 11, 2026

Solicitation and Revocability of Proxies

The Board of Directors (the “Board of Directors” or the “Board”) of Sonida Senior Living, Inc. (the “Company,” “Sonida,” “we,” “our” or “us”) is soliciting your proxy for voting on the proposals to be presented at our annual meeting of our stockholders to be held on June 11, 2026 (the “Annual Meeting”). The Annual Meeting will be held live via the Internet in a virtual format at meetnow.global/MVGNUMZ (the “Annual Meeting Website”) for the purposes set forth in the Notice of Annual Meeting and described in this Proxy Statement. When proxies (including by means of a telephone or Internet vote) are properly submitted and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon, unless the proxy is subsequently revoked.

The Annual Meeting will be a virtual-only meeting conducted exclusively via live audio webcast at meetnow.global/MVGNUMZ. There will be no physical location for the Annual Meeting.

You will be able to attend the Annual Meeting by visiting the Annual Meeting Website at meetnow.global/MVGNUMZ and entering a control number. If you hold your shares of the Company’s common stock as a holder of record, your 15-digit control number will be printed on your proxy card. If instead you hold your shares of the Company’s common stock through an account with a bank, broker or other nominee (that is, if you are the beneficial owner of shares held in “street name”), your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Annual Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Annual Meeting. If you join the Annual Meeting by using your control number or obtaining a legal proxy and logging in to the Annual Meeting Website, you will be able to attend the Annual Meeting and vote your shares online during the Annual Meeting.

Stockholders are encouraged to access the Annual Meeting before the start time of 9 a.m. Central Time. Please allow ample time for online check-in. If you encounter technical difficulties at the check-in for the Annual Meeting or during the Annual Meeting, please call the technical support telephone number that will be posted on the Annual Meeting Website at meetnow.global/MVGNUMZ. Technicians will be available to assist you.

Stockholders who participate in the Annual Meeting via the Annual Meeting Website will be considered to have attended the Annual Meeting and to have been present at the Annual Meeting “in person,” including for purposes of determining a quorum and counting votes.

Any stockholder giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by attending the Annual Meeting and voting at the Annual Meeting via the Annual Meeting Website, by delivering a duly executed proxy bearing a later date (including by means of a telephone or Internet vote) or by giving written notice of revocation to us addressed to Tabitha T. Bailey, Senior Vice President and Chief Legal Officer, 14755 Preston Road, Suite 810, Dallas, Texas 75254. However, no such revocation will be effective unless such notice of revocation has been received by us at or prior to the Annual Meeting.

Our principal executive offices are located at, and our mailing address is, 14755 Preston Road, Suite 810, Dallas, Texas 75254.

Our management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement and has no knowledge that others will do so. If other matters requiring a vote of our stockholders properly come before the Annual Meeting, then it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing access to the Company’s proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 28, 2026, we expect to start mailing to holders of our common stock (other than those who previously requested electronic or paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials (“Notice of Availability”), which explains how to access the proxy materials online and to make the materials available on www.proxydocs.com/snda. If you receive a Notice of Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Availability tells you how to access and review the proxy materials online. The Notice of Availability also tells you how to submit your proxy via the Internet or by telephone. If you received a Notice of Availability by mail and would like to receive, free of charge, a printed copy of the Company’s proxy materials, please follow the instructions in the Notice of Availability explaining how to request printed materials on a one-time or ongoing basis. The Company’s proxy materials include the Notice of the Annual Meeting, this Proxy Statement and our 2025 Annual Report. Copies of these documents also are available in the “Investor Relations” section of our website at www.sonidaseniorliving.com.

In addition to the solicitation of proxies by mail, our officers, directors and employees may solicit proxies by telephone, telecopy, email or through personal contact. Such officers, directors and employees will not be additionally compensated by us but will be reimbursed for any out-of-pocket expenses. We have retained Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies for a fee of $12,500. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees. Brokerage houses and other custodians, nominees and fiduciaries will, in connection with shares of our common stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of our common stock.

The cost of preparing, printing, assembling and mailing the Company’s proxy materials, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of our stock, and other costs of solicitation, will be exclusively borne by us.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single copy of this Proxy Statement and our Annual Report to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicative information and our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report to any stockholder at a shared address to which a single copy of such documents was delivered. Any stockholder who would like to receive a separate copy of this Proxy Statement and our Annual Report, now or in the future, should submit this request to Tabitha T. Bailey, Senior Vice President and Chief Legal Officer, at our principal executive offices, 14755 Preston Road, Suite 810, Dallas, Texas 75254, or by calling (972) 770-5600. Beneficial owners sharing an address who receive multiple copies of this Proxy Statement and our Annual Report and who would like to receive a single copy of such proxy materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Date for Receipt of Stockholder Proposals

Stockholder proposals to be included in the proxy statement for the 2027 annual meeting of our stockholders must be received by us at our principal executive offices on or before December 29, 2026 for inclusion in the proxy statement relating to that meeting.

Our Second Amended and Restated Bylaws, as amended (the “Bylaws”), establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board, to be proposed at an annual meeting of our stockholders. Notice of a stockholder proposal or a director nomination to be brought at an annual meeting of our stockholders must be delivered to, or mailed and received at, our principal executive offices not less than 60 but not more than 90 days before the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the notice must be delivered or received no later than the close of business on the tenth day following the earlier of (1) the day on which such notice of the date of meeting was mailed or (2) the day on which such public disclosure was made. The notice of a stockholder proposal or a director nomination must also contain specified information and conform to certain requirements set forth in our Bylaws. The chairman of the meeting may disregard the introduction of any such proposal or nomination if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws.

Quorum and Voting

Only holders of record at the close of business on April 17, 2026 (the “Record Date”) of shares of our common stock are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 47,343,272 shares of our common stock issued and outstanding.

Each holder of our common stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting. Neither our Second Restated Certificate of Incorporation (our “Certificate of Incorporation”) nor our Bylaws allow for cumulative voting rights. Each proposal is tabulated separately. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, a majority of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting, from time to time, without notice or other announcement at the Annual Meeting until a quorum is present or represented.

Pursuant to our Bylaws, assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at the Annual Meeting is required to (1) ratify the appointment of the independent auditors; and (2) approve, on an advisory basis, the Company’s executive compensation. Abstentions and “broker non-votes” (as described below), if any, will not be counted as votes cast “FOR” such proposals, but may be treated as votes “AGAINST” such proposals. With respect to an uncontested election of directors, assuming the presence of a quorum, each director nominee will be elected to the Board if the number of shares voted “FOR” the election of such director nominee exceeds the number of shares voted “WITHHOLD AUTHORITY” or “AGAINST” for such director nominee (with abstentions and “broker non-votes” not counted as votes cast either “FOR” or “WITHHOLD AUTHORITY” or “AGAINST” for such director nominee’s election).

Pursuant to rules of the New York Stock Exchange (“NYSE”), assuming the presence of a quorum, the approval of the amendment to the Company’s 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Plan”), to increase the number of shares of common stock that the Company may issue under the 2019 Plan from 1,797,600 shares to 3,197,600 shares requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and “broker non-votes,” if any, will not be counted as votes cast on this proposal.

The Board of Directors unanimously recommends that you vote (1) “FOR” the election of each director nominee named in this Proxy Statement, (2) “FOR” the ratification of the appointment of BDO USA, P.C. as our independent auditors for the fiscal year ending December 31, 2026, (3) “FOR” the approval, on an advisory basis, of the Company’s executive compensation, and (4) “FOR” the approval of the amendment to the 2019 Plan. The Board of Directors also recommends that you vote “FOR” the ability of the proxy holders to vote the proxy in their discretion with respect to any other matters that properly come before the Annual Meeting.

You may submit your proxy on the Internet, by telephone or by mail, or you may vote at the Annual Meeting via the Annual Meeting Website. To submit your proxy electronically via Internet, please visit the website listed in the Notice of Availability and follow the instructions there. To submit your proxy by telephone, please dial the toll-free telephone number listed in the Notice of Availability and follow the instructions. Please have your proxy materials in hand when you vote via the Internet or by telephone. If you received a Notice of Availability and would like to submit your proxy by mail via a traditional proxy card, you can request a full set of proxy materials at no charge by following the instructions in the Notice of Availability and then sign, date and return your proxy card.

If you properly sign and return your proxy card or voting instruction form or complete your proxy by telephone or the Internet, your shares will be voted as you direct. If you hold shares registered directly in your name and you execute and deliver a proxy without giving specific voting instructions, the persons named as proxy holders will vote your proxy (1) in favor of the election of each director nominee named in this Proxy Statement, (2) in favor of the ratification of the appointment of BDO USA, P.C. as our independent auditors for the fiscal year ending December 31, 2026, (3) in favor of the approval, on an advisory basis, of the Company’s executive compensation, (4) in favor of the approval of the amendment to the 2019 Plan, and (5) as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

If you hold shares in “street name” and do not submit specific voting instructions to your broker, bank or other nominee, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered to be routine under the rules of the NYSE, and in the absence of voting instructions, your broker, bank or other nominee may vote the shares it holds in street name on such items. On non-discretionary items for which you do not submit specific voting instructions to your broker, bank, or other nominee, the shares will be treated as “broker non-votes.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum at the Annual Meeting. The proposal to ratify the appointment of BDO USA, P.C. as our independent auditors for the fiscal year ending December 31, 2026 (Proposal 2) is considered to be routine, and therefore, may be voted upon by your broker, bank or other nominee if you do not provide instructions to such broker, bank or other nominee. However, pursuant to the NYSE’s rules, brokers, banks or other nominees will not have discretion to vote your shares on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), and the proposal to amend the 2019 Plan (Proposal 4), as such proposals are considered to be “non-routine” items. We encourage you to provide voting instructions to your broker, bank or other nominee if you hold your shares in street name so that your voice is heard on such matters.

Requests for Written Copies of Annual Report

We will provide, without charge, a copy of our Annual Report upon the written request of any registered or beneficial owner of our capital stock entitled to vote at the Annual Meeting. Requests should be made by mailing Tabitha T. Bailey, Senior Vice President and Chief Legal Officer, at our principal executive offices, 14755 Preston Road, Suite 810, Dallas, Texas 75254, or by calling (972) 770-5600. The SEC also maintains a website at www.sec.gov, which contains reports, proxy statements and other information regarding registrants, including us.

Forward-Looking Statements

Certain information contained in this Proxy Statement constitutes “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Examples of forward-looking statements, include, without limitation, those relating to the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures, interest costs, insurance availability and contingent liabilities. Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration and overtime laws; elevated market interest rates that increase the cost of certain of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, in particular the Company’s bridge loan facility on the terms and within the timeline expected, or at all; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; litigation relating to the Company’s recent merger (the “CHP Merger”) with CNL Healthcare Properties, Inc. (“CHP”) that has been or could be instituted against CHP, the Company and our respective directors; the Company’s ability to integrate its business with CHP successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired or may acquire (including CHP) could have undiscovered liabilities, or that companies or assets that the Company has acquired or may acquire (including CHP) could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP Merger; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA, changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the SEC.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 7, 2026 by: (i) each person known by us to be the beneficial owner of more than five percent of our capital stock; (ii) each of our directors and director nominees; (iii) each of our “named executive officers” set forth in the Summary Compensation Table below; and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, the address of each person listed below is 14755 Preston Road, Suite 810, Dallas, Texas 75254.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Class
5% or More Stockholder
Conversant Capital LLC(2)	15,637,124	32.3%
Seymour Pluchenik(3)	3,073,565	6.3%
Named Executive Officers and Directors
Brandon M. Ribar(4)	268,285	*
Kevin J. Detz(5)	165,901	*
Max J. Levy(6)	87,210	*
Michael Simanovsky(2)	15,637,124	32.3%
Sam Levinson(3)	2,830,813	5.8%
Jill M. Krueger(7)	18,742	*
Stephen H. Mauldin(8)	808	*
Benjamin P. Harris(9)	8,697	*
J. Chandler Martin	—	—
Lilly H. Donohue(10)	2,710	*
Robert T. Grove	—	—
All directors and executive officers as a group (12 persons)(11)	19,031,659	39.3%

*	Less than one percent.

(1)

The percentages indicated are based on the sum of (i) 47,343,272 shares of our common stock issued and outstanding on April 7, 2026, plus (ii) 9,816 shares of common stock underlying the vested portion of an option to purchase shares of common stock, plus (iii) 1,031,250 shares of our common stock issuable in the aggregate upon exercise of the Company’s warrants held Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Conversant Dallas Parkway (B) LP (“Conversant Fund B” and, together with Conversant Fund A, the “Initial Conversant Investors”), plus (iv) 3,858 shares of our common stock underlying vested restricted stock units (“RSUs”) held by non-employee directors, plus (v) 21,407 shares of our common stock underlying unvested RSUs held by executive officers and directors, which the executive officer or director, as applicable, has the right to acquire within 60 days after April 7, 2026. The number and percentages of shares beneficially owned do not include any other shares underlying unvested RSUs held by our executive officers and directors.

(2)

The address of the reporting persons reported on this line is c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, NJ 07901. Conversant Capital LLC (“Conversant Capital”) is the investment manager of and makes investment decisions for the Initial Conversant Investors, Conversant Dallas Parkway (D) LP (“Conversant Fund D”), Conversant Dallas Parkway (F) LP (“Conversant Fund F”), Conversant PIF Aggregator A LP (“Conversant Aggregator A”), CPIF Sparti SAF, L.P. (“CPIF SAF”), CPIF K Co-Invest SPT A, L.P. (“CPIF K” and, together with Conversant Fund D, Conversant Fund F, Conversant Aggregator A, CPIF SAF, and the Initial Conversant Investors, the “Conversant Investors”). Conversant GP Holdings LLC (“Conversant GP”) is the general partner of each of the Conversant Investors other than Conversant Aggregator A, CPIF K, and CPIF SAF, for which Conversant Private GP LLC (“Conversant Private GP”) serves as the general partner. Michael J. Simanovsky is the managing member of Conversant Capital, Conversant GP, and Conversant Private GP. By virtue of these relationships, each of Conversant Capital,

Conversant GP, Conversant Private GP, and Mr. Simanovsky may be deemed to beneficially own shares (including shares of common stock issuable upon exercise of warrants to purchase common stock) owned directly by the Conversant Investors. Shares reported on this line consist of (i) 14,605,874 shares of issued and outstanding common stock, and (ii) 1,031,250 shares of common stock issuable upon exercise of warrants, in each case, held in the aggregate by the Conversant Investors. Conversant Fund A has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 7,826,361 shares and Conversant Fund B has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 869,827 shares. Conversant Fund D has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 1,032,216 shares. Conversant Fund F has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 648,942 shares. Conversant Aggregator A has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 3,199,998 shares. CPIF K has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 224,829 shares and CPIF SAF has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 1,834,951 shares. Each of Mr. Simanovsky and Conversant Capital has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power with respect to 15,637,124 shares. Each of Conversant GP and Conversant Private GP has sole voting power and dispositive power with respect to none of the shares and shared voting power and dispositive power over 10,377,346 of the shares and 5,259,778 shares, respectively. The foregoing information regarding Conversant Capital, the Conversant Investors, Conversant GP, Mr. Simanovsky, and their respective beneficial ownership of shares is based on a Schedule 13D/A filed on March 13, 2026.

(3)

The address of the reporting persons reported on this line is c/o GF Investments, 810 Seventh Avenue, 28th Floor, New York, NY 10019. Shares reported on this line represent shares that may be deemed to be beneficially owned by Seymour Pluchenik, Sam Levinson, Simon Glick, Silk Partners, LP (“Silk”); Siget NY Partners, L.P. (“Siget NY”); 1271 Associates, LLC (“1271 Associates”); and PF Investors, LLC (“PF Investors”). Siget NY is the general partner of Silk. Mr. Levinson is the chief investment officer of Siget NY. 1271 Associates is the general partner of Siget NY. Messrs. Glick and Pluchenik are the managing members of 1271 Associates. By virtue of these relationships, each of Siget NY, 1271 Associates, and Messrs. Levinson, Glick and Pluchenik may be deemed to beneficially own the shares owned directly by Silk. Mr. Pluchenik is the manager of PF Investors, and by virtue of this relationship, Mr. Pluchenik may be deemed to beneficially own the shares owned directly by PF Investors. Based solely on a Schedule 13D/A filed on March 11, 2026, (i) Seymour Pluchenik has the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 3,073,565 shares, (ii) Sam Levinson, Simon Glick, Siget NY and 1271 Associates have the sole voting and dispositive power with respect to none of the shares and shared voting and dispositive power with respect to 2,830,813 shares, (iii) Silk has sole voting and dispositive power with respect to 2,830,813 shares that are held by Silk directly and shared voting and dispositive power with respect to none of the shares, and (iv) PF Investors has the sole voting and dispositive power with respect to 242,752 shares that are held directly by PF Investors and shared voting and dispositive power with respect to none of the shares.

(4)

Consists of shares held by Mr. Ribar directly, unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), and unvested RSUs that will vest within 60 days after April 7, 2026, as disclosed in the Company’s Form 4 filings with the SEC.

(5)

Consists of shares held by Mr. Detz directly or indirectly by his children, unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), and unvested RSUs that will vest within 60 days after April 7, 2026, as disclosed in the Company’s Form 4 filings with the SEC.

(6)

Consists of shares held by Mr. Levy directly, unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), and unvested RSUs that will vest within 60 days after April 7, 2026, as disclosed in the Company’s Form 4 filings with the SEC.

(7)

Consists of 14,812 shares held by Ms. Krueger directly, 2,985 shares underlying unvested RSUs that Ms. Krueger would have the right to receive upon her retirement from the Board, and 945 shares of common stock underlying vested RSUs for which settlement has been deferred.

(8)	Consists of 808 shares held by Mr. Mauldin directly.

(9)	Consists of 5,784 shares held by Mr. Harris directly and 2,913 shares of common stock underlying vested RSUs for which settlement has been deferred.

(10)	Consists of 2,710 shares held by Ms. Donohue directly.

(11)

Consists of shares held directly or indirectly by the executive officers and directors of the Company, unvested shares of restricted stock (certain of which are subject to the Company’s achievement of certain performance targets), and shares of our common stock underlying unvested RSUs held by executive officers and directors, which the executive officer or director, as applicable, has the right to acquire within 60 days after April 8, 2026, as disclosed in the Company’s Form 4 filings with the SEC, as well as 3,858 shares of common stock underlying RSUs held by non-employee directors.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees and Continuing Directors

Unless otherwise directed in the proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of each of the following nominees as a member of the Board of Directors, each to hold office until the annual meeting of our stockholders to be held in 2029 and until his or her successor is duly qualified and elected or until his or her earlier resignation or removal. Messrs. Ribar, Martin and Levinson are presently members of the Board of Directors.

Our Board is divided into three classes: Class I (terms expire at 2028 annual meeting), Class II (terms expire at 2026 annual meeting) and Class III (terms expire at 2027 annual meeting). The Board currently consists of nine directors with three directors in each of Class I, Class II and Class III.

As further discussed below under “Board of Directors and Committees—Investor Rights Agreement,” in connection with the closing of the Company’s previously announced equity financing in March 2026 and CHP Merger, we entered into an Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with certain affiliates of Conversant Capital LLC (“Conversant Capital”) and Silk Partners, LP (“Silk”) pertaining to, among other things, the appointment of a certain number of designees of Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Silk, respectively, to the Board. Pursuant to the terms of the Investor Rights Agreement, Conversant Fund A is currently entitled to designate three individuals to be appointed to the Board and the Chairman of the Board and Silk is currently entitled to designate one individual to be appointed to the Board. Conversant Fund A has designated Benjamin P. Harris, Michael Simanovsky, and Robert T. Grove as its director designees with Mr. Simanovsky as Chairman of the Board, and Silk has designated Sam Levinson as its director designee.

In addition, as discussed below under “Executive Compensation Tables—Employment Agreements,” we entered into an amended and restated employment agreement with Brandon M. Ribar in December 2024 in connection with his continued service as our President and Chief Executive Officer and as a member of our Board, which amended and restated his existing employment agreement and provides that our Board will nominate Mr. Ribar for reelection to the Board at the expiration of each term of office, and that Mr. Ribar will serve as a member of our Board for each period for which he is so elected.

Name	Age	Position(s)	Class	Director’s Term Expires
Nominees:
Brandon M. Ribar	45	Chief Executive Officer, President and Director	II	2026
J. Chandler Martin	75	Director	II	2026
Sam Levinson	52	Director	II	2026
Continuing Directors:
Robert T. Grove	34	Director	III	2027
Jill M. Krueger	66	Director	III	2027
Stephen H. Mauldin	57	Director	III	2027
Lilly H. Donohue	54	Director	I	2028
Benjamin P. Harris	51	Director	I	2028
Michael Simanovsky	42	Director	I	2028

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for Three-Year Terms Expiring at the 2029 Annual Meeting:

Brandon M. Ribar has been the Chief Executive Officer and President and a director of Sonida Senior Living, Inc. since September 2022. Mr. Ribar joined the Company in September 2019 as its Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Ribar served as an executive healthcare consultant primarily focused on improving existing operations and expanding continuing care retirement communities for multiple investment platforms and operators since 2018. From 2014 through 2018, he served as the Senior Vice President, Operations of Golden Living, a post-acute healthcare provider. Prior to serving in such capacity, Mr. Ribar served Golden Living in various roles including Senior Vice President, Operational Finance and Strategy and Senior Vice President, Corporate Strategy and Business Development. Prior to Golden Living, Mr. Ribar served as Vice President of Fillmore Capital Partners from 2004 through 2009. Mr. Ribar received a BSC in Operations and Management Information Systems from Santa Clara University.

J. Chandler Martin has been a director since March 2026. During his 27 years at Bank of America, a banking and financial services company, Mr. Martin held a number of line and risk management roles, including leadership roles in commercial real estate risk management, capital markets risk management, and private equity investing. Mr. Martin served as Corporate Treasurer of Bank of America from 2005 until March 2008. Subsequent to his retirement from Bank of America in 2009 he has served on several Boards of Directors. Mr. Martin served as independent director and audit committee financial expert of CNL Healthcare Properties, Inc., a public-non-traded REIT, from 2012 until the sale of the company in 2026. Between October 2011 until its acquisition in October 2016, Mr. Martin served as a director of CommunityOne Bancorporation, a community bank holding company headquartered in Asheboro, North Carolina. He also served on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based real estate investment trust, serving on the audit, personnel and compensation committees. He also served on the board of directors of Wings Capital Partners LLC, an aviation finance company, until May 1, 2025. Mr. Martin attained an M.B.A. from Samford University and a B.A. in economics from Emory University.

Sam Levinson has been a director since April 2026. Mr. Levinson is a principal and a managing partner at Glick Family Investments, a private family office located in New York, New York, a position he has held since 2003. Mr. Levinson is the Founder of Clipper Realty Inc. (NYSE:CLPR), a real estate company that acquires, owns, manages and operates multi-family residential and commercial properties, and since 2015 he has served as Co-Chairman and head of the Investment Committee. In October 2024, Mr. Levinson joined the board of Five Point Holdings (NYSE:FPH), a large, California based, diversified land development company. Since 2011 Mr. Levinson has served as Director of Dynasty Financial Partners, LLC, which provides investment and technology platforms for independent financial, investment, and wealth management advisors. Mr. Levinson currently serves as a director of the board of AU10TIX Technologies B.V., a position he has held since June 2021. In 2006, he joined the Board of American European Group Insurance Company headquartered in New York. He is the Founder, President and controlling shareholder of Trapeze Inc., a diversified real estate investment company, where he has served since its inception in 2001. From 2004 to 2015 Mr. Levinson was a Director of Canary Wharf Group, a U.K. property developer and manager of over 16 million square feet of Class A office and retail space. In addition, he was a member of the Operating Committee and was the Chairman of the Audit Committee. He served as a non-Executive Director of Songbird Estates, Canary Wharf Group’s holding company, from 2004 to 2015. Mr. Levinson was a member of the Board of Directors of Stonegate Mortgage Corporation (NYSE: SGM) from 2013 until its acquisition in May 2017, serving as Chairman of the Compensation Committee. From 2005 until 2014, Mr. Levinson was a Director of Coleman Cable Inc., a manufacturer of wire and cable in the U.S. Additionally, Mr. Levinson was appointed as a director of West Coast Bancorp of Portland, Oregon in February 2011 and served until its sale in April 2013.

Directors Continuing in Office Until the 2027 Annual Meeting:

Robert T. Grove has been a director since June 2024. He is a Principal and leads Conversant’s coverage of healthcare, homebuilders and building products, real estate services, gaming/leisure/lodging, and self-storage. Mr. Grove joined Conversant in 2020. Prior to joining Conversant, from September 2017 to June 2019, Mr. Grove was a Senior Analyst at Viking Global Investors where he sourced and analyzed equity investments across the energy space. Before joining Viking, from January 2016 until August 2017, Mr. Grove worked at Anchorage Capital where he researched both debt and equity investments in the materials sector. Mr. Grove started his career in the restructuring group at Lazard where he provided advisory services to companies undergoing financial restructuring transactions. Mr. Grove also serves as a Director at United Homes Group, a U.S.-based homebuilder, and as a board observer for Spotless Holdings, a U.S.-based car wash operator. Mr. Grove graduated summa cum laude from the University of Pennsylvania with a B.S. in Economics with concentrations in Finance and Accounting, a minor in Biology and was inducted into Beta Gamma Sigma.

Jill M. Krueger has been a director since 2004. She is the founding President and Chief Executive Officer of Symbria, Inc., a company that provides integrated ancillary services to nursing and senior living providers that include therapy, pharmacy and well-being. She is Chairperson for the Board of Directors of the Senior Care Pharmacy Coalition. She previously served on the Board of Directors of Legacy IMBDS, Inc. (formerly iMedia Brands, Inc.) (NASDAQ: IMBI), where she was Chairperson of the Audit Committee, and was a member of the Board of Directors of the Ebix, Inc. Before she joined Symbria, Inc., Ms. Krueger was a partner at KPMG LLP responsible for overseeing the firm’s national Long-Term Care and Retirement Housing Practice. She received a B.S. from Northern Illinois University. She is a Certified Public Accountant and a Certified Management Accountant.

Stephen H. Mauldin has served as a director since March 2026. Previously, Mr. Mauldin served as vice chairman of the Board and as a director of CHP since June 2016, and as CHP’s president since September 2011 and as CHP’s chief executive officer since April 2012. Prior to joining Sonida, Mr. Mauldin served as president and chief executive officer of CHP’s Advisor since September 2011 and January 2018, respectively, and as chief operating officer from September 2011 to July 2018. Mr. Mauldin served as a director of CNL Healthcare Properties II, Inc., a public, non-traded REIT, from November 2015, as vice chairman of its board of directors from November 2015 to December 2017, as chairman of its board of directors from January 2018 and as its chief executive officer and president from July 2015 until its dissolution in March 2020. Prior to joining Sonida, Mr. Mauldin served as manager and president of CHP II Advisors, LLC since July 2015, and as chief executive officer of CHP II Advisors since January 2018. Mr. Mauldin also served as chief operating officer of CHP II Advisors from July 2015 to July 2018. Mr. Mauldin also served as president (from September 2011), chief executive officer (since April 2012) and chief operating officer (September 2011 to April 2012) of CNL Lifestyle Properties, Inc., a public-non-traded REIT, until its dissolution in December 2017, as well as president and chief operating officer of CNL Lifestyle Advisor Corporation, its advisor, from September 2011 to December 31, 2017. Mr. Mauldin also served as president of CNL Growth Properties, Inc., a public, non-traded REIT, from March 2016 and as chief executive officer from August 2016 until its dissolution in October 2017. Mr. Mauldin has also served on the board of directors of Burroughs & Chapin Company, Inc., a South Carolina based retail properties-focused real estate investment trust, since May 2021; and as advisory board member of the Douglas Company, an Ohio and Florida-based commercial general contractor, since July 2024.

Prior to joining CHP, Mr. Mauldin served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as Crosland’s chief executive officer, president and a member of its board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland in August 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-use development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to August 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on active control investment in small and medium-sized operating companies based in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., William D. Sanders. Prior to its sale in 2002, Security Capital Group owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion.

Mr. Mauldin began his business career in the commercial and commercial real estate lending industry working for banking institutions now known as Bank of America, N.A. and Wells Fargo, N.A. Mr. Mauldin graduated with a B.S. in finance with a minor in accounting from The University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics, and accounting and information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

Directors Continuing in Office Until the 2028 Annual Meeting:

Lilly H. Donohue has been a director since May 2024. She is currently President and CEO of Everstory Partners (formerly StoneMor Inc.). Prior to joining Everstory Partners in November 2022, Ms. Donohue served as the CEO of Holiday Retirement, the largest independent senior living owner and operator in the United States with over 300 communities in 46 states. During her tenure at Holiday, she led the organization to become the first senior living company to be certified as a Great Place to Work in 2018 and has been named Great Place to Work for four consecutive years (2018-2021). Prior to Holiday, Ms. Donohue was responsible for setting up Fortress Investment Group’s China investment office and was the President of Fortress Investment Group China. During her time in China, Ms. Donohue also built the leading senior living company and home care business (Starcastle (Xingbao) Senior Living) in Shanghai, China for Fortress Investment Group and was the CEO of Starcastle from its inception in 2013. Before moving to China in 2011, Ms. Donohue was a managing director and member of the management committee at Fortress Investment Group since its inception in May 1998. Prior to Fortress, Ms. Donohue started her career at BlackRock Financial Management Inc. in May 1992 to May 1997 where she was involved in all facets of raising capital, investing and managing BlackRock Asset Investors, a private equity fund. Ms. Donohue received her Bachelor of Science in Business Administration from Boston University. Ms. Donohue currently serves on the Dean’s Advisory Board of Boston University’s Questrom School of Business and the Senior Living Management Advisory Board of University of Central Florida’s Rosen College of Hospitality Management.

Benjamin P. Harris, CFA, has been a director since November 2021. He is the founder and CEO of Pinedale Capital Partners, a dedicated industrial real estate operating platform based in New York. Previously, Mr. Harris was the CEO of Link Logistics (Blackstone’s U.S. Industrial Real Estate platform). Before that, he served as President of Gramercy Property Trust (NYSE: GPT), the Head of Net Lease Investments of Northcliffe/Annaly Capital Management and the Head of U.S. Investments of W. P. Carey & Co. LLC (NYSE: WPC). Mr. Harris received a Joint BSc in Economics from the University of Kings College/Dalhousie University, Canada.

Michael Simanovsky has served as a director since March 2026. Mr. Simanovsky is the Managing Partner and Chief Investment Officer of Conversant Capital. Prior to founding Conversant Capital in February 2020, Mike was an investment professional with Senator Investment Group LP from 2011-2020. He was a Partner at the firm and was responsible for Senator’s investments in the real estate, gaming & lodging, and housing sectors, among others. Before joining Senator, Mr. Simanovsky was a member of Cerberus Capital Management LP’s investment team from 2008 until 2011, where he focused on originating and evaluating public and private investment opportunities across a range of industries. Mike started his career as part of the restructuring groups of both Rothschild Inc. and Houlihan Lokey Howard & Zukin from 2005-2008 and focused on providing advisory services to companies undergoing financial restructuring transactions. Mr. Simanovsky also currently serves as the Chairman of the Board of Directors of Quinn Residences, an owner and operator of purpose-built single-family rental communities. He previously served as a Director of Valet Manager Inc., a parking technology and management company, INDUS Realty Trust, Inc., a U.S.-based industrial/logistics REIT, Select

Dental Management LLC, a dental services organization, Trade Street Residential, Inc., an owner and operator of multi-family properties in the Southeast U.S., Gramercy Property Europe, an owner and operator of industrial assets in Europe, DFI Capital, the holding company for Engs Commercial Finance, and K2 Towers REIT, an owner and operator of cellular telephone towers. Mr. Simanovsky received a B.A. in Economics from Emory University.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) focused primarily on the information discussed in each of the Directors’ individual biographies set forth above. In particular, with regard to Mr. Harris, the Board considered his significant experience in real estate investments, development, leasing and operation, including serving as President of a publicly-traded REIT. With respect to Ms. Donohue, the Board considered her prior significant experience in leading a large, independent owner and operator of senior living communities. With respect to Mr. Grove, the Board considered his experience with healthcare and real estate services, as well as his experience in corporate restructuring and finance. With respect to Ms. Krueger, the Board considered her significant experience, expertise and background with regard to accounting matters, which includes specialization in health care, and rehabilitative and wellness services for elderly persons. With respect to Mr. Levinson, the Board considered his significant experience in the financial and real estate industries. With respect to Mr. Martin, the Board considered Mr. Martin’s knowledge of, among other things, systems of internal controls, risk management best practices, sound corporate governance, and the relationship between liquidity, leverage and capital adequacy. With respect to Mr. Mauldin, the Board considered his knowledge of real estate investment, including acquisition, development, financing, operation, and disposition. With respect to Mr. Ribar, in addition to his position as the Company’s President and Chief Executive Officer, the Board considered Mr. Ribar’s experience in improving operational performance and expanding continuing care retirement communities for companies in the healthcare industry. With respect to Mr. Simanovsky, the Board considered his significant investment experience in the healthcare and real estate industries as well as his experience with corporate restructuring and finance. In addition, with respect to Messrs. Grove, Levinson and Simanovsky, the Board considered that such individuals could bring to the Board an important perspective of significant stockholders of the Company, and with respect to Messrs. Martin and Mauldin, the Board considered their knowledge and experience of CHP’s business and operations, which was acquired by the Company in March 2026. As noted below under “Board of Directors and Committees—Investor Rights Agreement,” the Company is obligated to nominate Messrs. Grove, Harris, Levinson and Simanovsky as directors pursuant to the terms of the Investor Rights Agreement.

The Board does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director, or be unable to serve as a director. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board.

There are no family relationships among any of our directors, director nominees or executive officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the individuals nominated for election as a director.

BOARD OF DIRECTORS AND COMMITTEES

General

Our Board of Directors currently consists of nine directors. The Board has determined that Lilly H. Donohue, Robert T. Grove, Benjamin P. Harris, Jill M. Krueger, Sam Levinson, J. Chandler Martin, Stephen H. Mauldin and Michael Simanovsky, each an existing director, are “independent” within the meaning of the corporate governance rules of the NYSE and no such individual has any relationship with us, except as a director, stockholder and/or director nominee, as applicable.

During 2025, the Board held 15 board meetings, including regularly scheduled and special meetings. During 2025, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held by all committees of the Board on which such director served (during the periods that he or she served), and (ii) the total number of meetings of the Board (held during the period for which he or she has been a director). Under our Corporate Governance Guidelines, each of our directors is expected to attend all meetings of the Board, the annual stockholders meeting and meetings of the committees of the Board on which they serve. Each of our then-serving directors attended our 2025 annual meeting of stockholders. Our independent directors meet in executive sessions without any management directors, and the independent Chairman of the Board presided over these meetings during 2025.

Advance Resignation Policy

Under our Corporate Governance Guidelines, for an uncontested election of directors, each incumbent director nominated for election must, as a condition to such nomination, submit an irrevocable resignation that will become effective upon (1) the failure of the nominee to receive the required majority vote and (2) the acceptance of such resignation by the Board. An “uncontested election” means any meeting of the stockholders at which the number of nominees to be voted upon at such meeting does not exceed the number of directors to be elected. As set forth in the Bylaws, a nominee in an uncontested election will be elected only if the number of shares voted “for” such nominee exceeds the number of votes cast “against” such nominee, with “abstentions” and “broker nonvotes” not counted as votes cast.

If an incumbent director fails to receive the required majority vote in an uncontested election, the Nominating and Corporate Governance Committee will promptly consider the resignation and make a recommendation to the Board as to whether the resignation should be accepted or rejected, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the election results and will publicly disclose the Board’s decision and the rationale for such decision. The affected director shall not participate in the deliberations of the Nominating and Corporate Governance Committee or the Board regarding the resignation.

However, nothing in our Corporate Governance Guidelines limits or modifies any rights relating to the designation, removal or replacement of directors arising under the our Certificate of Incorporation or Bylaws or any contract to which we are a party.

Committees

Committees of the Board include the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee.

Audit Committee

The Audit Committee consists of Ms. Krueger (chair), Ms. Donohue and Mr. Martin, each of whom is “independent” as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement.

The Board has determined that each of Ms. Krueger and Mr. Martin qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Board has adopted an amended and restated Audit Committee Charter, which is available on our website at http://www.sonidaseniorliving.com in the “Investor Relations” section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Audit Committee, among other responsibilities set forth in its charter:

•	oversees our financial reporting process and internal control system;

•	appoints, replaces, provides for compensation of and oversees our independent accountants;

•	maintains free and open communication among between the Board, our independent auditors and the financial management of the Company; and

•	conducts an annual review of the adequacy of its charter and recommends any proposed changes to the Board for its approval.

During 2025, the Audit Committee held four meetings, including regularly scheduled and special meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Harris (chair), Mauldin and Grove, each of whom is “independent” as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Board has adopted an amended and restated Nominating and Corporate Governance Committee Charter, which is available on our website at http://www.sonidaseniorliving.com in the “Investor Relations” section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Nominating and Corporate Governance Committee, among other responsibilities set forth in its charter:

•

identifies, evaluates, recruits, screens and interviews individuals that the Nominating and Corporate Governance Committee believes are qualified to become members of the Board, consistent with criteria approved by the Board;

•	selects, or recommends that the Board select, director nominees to stand for election at each annual meeting of stockholders and to fill vacancies or newly created directorships;

•	reviews periodically the size, leadership structure and committee structure of the Board and recommends appropriate changes, including committee composition and the selection of committee chairs;

•

develops and recommends to the Board corporate governance guidelines applicable to the Company, reviews such guidelines at least annually, and recommends any proposed changes to the Board for approval;

•	oversees the annual evaluation process for the Board, its committees and management and reports the results of such evaluations to the Board; and

•	periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

During 2025, the Nominating and Corporate Governance Committee held four meetings, including regularly scheduled and special meetings.

Compensation Committee

Composition, Charter and Meetings

The Compensation Committee consists of Messrs. Harris (chair), Grove and Levinson and Ms. Krueger, each of whom is “independent” as defined by the listing standards of the NYSE in effect as of the date of this Proxy Statement. The Board has adopted an amended and restated Compensation Committee Charter, which is available on our website at http://www.sonidaseniorliving.com in the “Investor Relations” section and is also available in print to any stockholder who requests a copy. Pursuant to its charter, the Compensation Committee’s responsibilities include, among other responsibilities set forth in its charter:

•

review and approve, on an annual basis, the corporate goals and objectives, and any amendments to those goals and objectives, relevant to the compensation of our Chief Executive Officer and our other executive officers, evaluate each such individual’s performance in light of such objectives and, either as a committee or together with other independent directors (as directed by the Board), determine and approve the compensation for each such individual based on such evaluation (including base salary, bonus, incentive and equity compensation);

•	review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices;

•	review our compensation, incentive compensation and equity-based plans and recommend, from time to time, changes in such compensation levels and practices to the Board;

•

review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement, annual report on Form 10-K or information statement, as applicable, and make a recommendation as to whether it should be included therein;

•	conduct an annual review of the adequacy of its charter and recommend any proposed changes to the Board for its approval; and

•	perform any other activities consistent with our Certificate of Incorporation, Bylaws and governing law as the Compensation Committee or the Board deems appropriate.

During 2025, the Compensation Committee held eight meetings, including regularly scheduled and special meetings.

Role and Responsibilities

The Compensation Committee is responsible for reviewing and approving the base salary increases (other than any annual base salary increases contemplated by existing employment agreements) and bonus levels of our executive officers, including our named executive officers, evaluating the performance of such executives and reviewing any related matters. Equity and other forms of compensation for our executive officers, including our named executive officers, are also considered by the Compensation Committee. In considering and determining our executive compensation program, the Compensation Committee primarily relies upon the following factors:

•

Peer Group Data. The Compensation Committee has consistently sought to structure our executive compensation program to provide amounts and forms of compensation to our executive officers that are generally commensurate with those paid to executive officers with comparable duties and responsibilities at companies that provide senior living and healthcare services and companies that have significant real estate ownership of residential or senior living communities that the Compensation Committee, in consultation with our independent compensation consultant and senior management, periodically determines to be the most directly comparable to the Company.

•

Third Party Industry Surveys and Compensation Consultants. As part of its ongoing efforts to provide independent oversight and review of our executive compensation programs, the Compensation Committee periodically reviews information compiled by third parties with respect to the executive compensation practices of other companies in our industry. The Compensation Committee reviews such information for purposes of obtaining a general understanding of current compensation practices of companies in our peer group and general industry. The information reviewed is part of a larger competitive analysis and does not mandate a particular decision regarding the compensation opportunities of our named executive officers. The Compensation Committee is also authorized to engage independent compensation consultants from time to time to review our executive compensation arrangements. See “—Role of Independent Compensation Consultant” below.

•

Other Factors. Other key factors beyond compensation market data also affect the Compensation Committee’s judgment with respect to our executive compensation program. These factors include our financial and stock performance, and the contribution of each executive officer relative to his or her individual responsibilities and capabilities, the individual’s experience in their role and tenure with the Company, internal alignment with the executive team and retention concerns, among other relevant factors.

•

Role of Management. The Compensation Committee has also relied in part upon the input and recommendations of our Chief Executive Officer when considering annual increases to base salaries for our other executive officers, the annual establishment of our Incentive Compensation Plan (which aligns with the Company’s business plan), and whether to grant long-term incentive awards to our other executive officers, and if so, in what forms and amounts. The Compensation Committee typically takes into account these recommendations from our Chief Executive Officer.

In fulfilling its responsibilities and duties with respect to the compensation of our directors, the Compensation Committee periodically reviews the compensation paid to the non-employee directors of the companies in our peer group, and may recommend to the Board adjustments to our director compensation levels and practices so as to remain competitive with the companies in our peer group.

Role of Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. From time to time, the Compensation Committee has engaged third parties to compile statistical information with respect to the executive compensation practices of other comparable public companies and has retained independent compensation consultants to review the Company’s compensation arrangements for certain of its named executive officers and its independent directors.

The Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant to review the Company’s 2025 compensation arrangements for certain of its executive officers and its independent directors, including an analysis of both the competitive market and the design of the compensation arrangements. Meridian also assisted the Compensation Committee with a variety of matters, including the design of the annual and long-term incentive program and its impact on officer retention, and an annual risk assessment of our compensation policies and practices applicable to our executive officers and other employees. Meridian reported its findings to the Compensation Committee to help inform the Compensation Committee’s decision-making on executive officer compensation for 2025. The Compensation Committee recognizes that it is essential to receive objective advice from its external advisors. Consequently, the Compensation Committee is solely responsible for retaining and terminating its consultants, Meridian reported directly to the Compensation Committee, and Meridian did not provide any other services to the Company during fiscal 2025.

The fees payable by the Company to Meridian for its services as of December 31, 2025 were approximately $107,000. The Compensation Committee evaluated the independence of Meridian and concluded that Meridian was independent and presented no conflict of interest.

Board of Directors’ Leadership Structure

In 2010, our Board separated the roles of Chairman of the Board and Chief Executive Officer by electing a non-executive, independent director as Chairman of the Board. From November 2021 until March 2026, Mr. Johnson served as non-executive Chairman of the Board, and since March 2026, Mr. Simanovsky has served as non-executive Chairman of the Board. The separation of the roles was implemented to allow our Chief Executive Officer to continue to focus his or her efforts on the successful management of the Company while allowing our independent Chairman to focus his efforts on the continued development of a high-performing

Board, including (1) ensuring the Board remains focused on the Company’s long-term strategic plans, (2) working with Company management to ensure the Board continues to receive timely and adequate information, (3) coordinating activities of the committees of the Board, and (4) ensuring effective stakeholder communications. The Board believes, due to the continued leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Board of Directors’ Role in Risk Oversight

Our Company, like others, faces a variety of enterprise risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Audit Committee has been designated to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic reviews of risk management, in addition to its other duties. In this role, the Audit Committee receives information from management and other advisors, and strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

In addition, the Nominating and Corporate Governance Committee is responsible under its charter for reviewing with management and assisting and advising the Board with respect to resident care and services. This risk management and risk assessment includes management compliance with regulatory requirements related to resident care and services and other related matters, including meeting the Company’s expectations for providing quality care and services to its residents.

Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through the Audit Committee’s discussions with the full Board and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board and Audit Committee periodically ask the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

Director Nominations

The Nominating and Corporate Governance Committee is responsible under its charter for identifying and recommending qualified candidates for election to the Board. In addition, stockholders who would like to recommend a candidate for election to the Board may submit the recommendation to the chairman of the Nominating and Corporate Governance Committee, in care of Tabitha T. Bailey, our Senior Vice President and Chief Legal Officer. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by November 15th of a calendar year for consideration by the Nominating and Corporate Governance Committee for the annual meeting of our stockholders in the immediately following calendar year.

Although the Nominating and Corporate Governance Committee is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience.

The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board in order to be considered for nomination by the Nominating and Corporate Governance Committee. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors that the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy in place for the director nomination process, an important factor in the Nominating and Corporate Governance Committee’s consideration and assessment of a candidate is the diversity of the candidate’s viewpoints, professional experience, education and skill set. The Nominating and Corporate Governance Committee has not historically paid a fee to any third party for the identification of candidates, but it has paid fees in the past to third parties for background checks on candidates.

With respect to this year’s nominees for director, Messrs. Levinson, Martin and Ribar currently serve as directors of the Company.

Investor Rights Agreement

In connection with the closing of the Company’s previously announced equity financing in March 2026 and CHP Merger, we entered into the Investor Rights Agreement with the certain affiliates of Conversant Capital and Silk pertaining to, among other things, the appointment of (i) a certain number of directors nominated by Conversant Fund A (“Conversant Representatives”) to the Board based upon the ownership percentage in the Company of the Conversant Investors and their affiliates and permitted transferees, and (ii) one director nominated by Silk (the “Silk Representative”) for so long as Silk and its affiliates beneficially own the designated percentage or number of the outstanding shares of common stock of the Company. Additionally, pursuant to the Investor Rights Agreement, for so long as the Conversant Investors and their affiliates and permitted transferees collectively satisfy a certain percentage of beneficial ownership in the Company, Conversant Fund A will be entitled to designate the chairperson of the Board. Pursuant to the terms of the Investor Rights Agreement, Conversant Fund A is currently entitled to designate three individuals to be appointed to the Board and the Chairman of the Board and Silk is currently entitled to designate one individual to be appointed to the Board. Conversant Fund A has designated Benjamin P. Harris, Robert T. Grove, and Michael Simanovsky as the Conversant Representatives with Mr. Simanovsky as the Chairman of the Board, and Silk has designated Sam Levinson as the Silk Representative.

Please see “Certain Relationships and Related Person Transactions—2026 Equity Financing Transactions—Investor Rights Agreement and Registration Rights Agreement” for more information.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics governing all of our employees, including our Chief Executive Officer, Chief Financial Officer, our principal accounting officer and corporate controller. A copy of this Code of Business Conduct and Ethics is available in the “Corporate Governance Documents” section of the “Investor Relations” section of our website at www.sonidaseniorliving.com. We intend to make all required disclosures concerning any amendments to, or waivers from, this Code of Business Conduct and Ethics on our website.

Insider Trading Policy
The Company has adopted a Policy on Insider Trading governing the purchase, sale and other disposition of the Company’s securities by its directors, officers and employees of the Company. The Company believes this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of our Policy on Insider Trading is available on our website at
http://www.sonidaseniorliving.com
in the “Investor Relations” section.
Anti-Hedging and Anti-Pledging Policies
As part of our Policy on Insider Trading, directors, officers and employees are prohibited from engaging in hedging transactions with respect to our securities. In addition, directors, officers and other employees are prohibited from holding our securities in a margin account and are also prohibited from pledging our securities as collateral for a loan unless such pledging has been disclosed to, and pre-approved
by, the Board.
Website
Our internet website,
www.sonidaseniorliving.com
, contains an “Investor Relations” section, which provides links to our annual reports on Form
10-K,
quarterly reports on Form
10-Q,
current reports on Form
8-K,
proxy statements, SEC stock ownership reports, amendments to those reports and filings, Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters of the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee of the Board. These documents are available in print, free of charge, to any stockholder who requests a copy as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The materials on our website are not incorporated by reference into this Proxy Statement and do not form any part of the materials for solicitation of proxies.
Communication with Directors
Correspondence from stockholders and other interested parties may be sent to our directors, including our non-management
directors, individually or as a group, in care of Michael Simanovsky, the Chairman of our Board, with a copy to Tabitha T. Bailey, Senior Vice President and Chief Legal Officer, at our principal executive offices, 14755 Preston Road, Suite 810, Dallas, Texas 75254.
All communications received as set forth above will be opened by the Chairman and Senior Vice President and Chief Legal Officer for the sole purpose of determining whether the contents represent a message to our directors. Appropriate communications other than advertising, promotions of a product or service, or patently offensive material will
be forwarded promptly to the addressee.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of the Company’s executive officers, other than Mr. Ribar. Information concerning Mr. Ribar is set forth above under “Election of Directors—Nominees for Election for Three-Year Terms Expiring at the 2029 Annual Meeting.”

Name	Age	Position(s) with the Company
Kevin J. Detz	46	Executive Vice President and Chief Financial Officer
Tabitha T. Bailey	40	Senior Vice President and Chief Legal Officer
Max J. Levy	35	Senior Vice President, Chief Investment Officer

Kevin J. Detz joined the Company in May 2022 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Detz served as Executive Vice President and Operational Chief Financial Officer for Aimbridge Hospitality, a global third-party hotel management company, since January 2020. Prior to serving in such capacity, Mr. Detz was Aimbridge Hospitality’s Senior Vice President and Chief Accounting Officer from October 2016 to December 2019, and he served as Aimbridge Hospitality’s Senior Vice President and Controller from March 2014 to September 2016. Prior to joining Aimbridge Hospitality, Mr. Detz served as Vice President and Controller of Goldman Sachs & Co.’s Real Estate Management Division from December 2007 to March 2014. Mr. Detz began his career in Ernst & Young LLP’s audit practice in 2002. Mr. Detz graduated magna cum laude with a degree in business administration from Duquesne University and is a Certified Public Accountant. He is a member of the AICPA.

Tabitha T. Bailey joined the Company as Senior Vice President and Chief Legal Officer, effective January 1, 2025, overseeing all legal matters, including corporate governance, M&A and commercial transactions, litigation, regulatory matters, and compliance. Prior to joining Sonida in 2024, Ms. Bailey was the Chief Legal Officer and Corporate Secretary of Avantax, Inc., a publicly traded tax-focused financial planning and wealth management company from January 2022 to December 2023. In this role, Ms. Bailey was a member of Avantax’s executive leadership team and led and set strategy for a legal and compliance team of approximately 80 employees. Prior to becoming Chief Legal Officer of Avantax, Ms. Bailey served as Vice President, Legal Affairs and SEC Counsel of Avantax from November 2020 to December 2022. Prior to joining Avantax, from January 2019 to November 2020, Ms. Bailey served as General Counsel and Corporate Secretary of TransAtlantic Petroleum Ltd., a publicly traded international oil and natural gas field exploration services company. Ms. Bailey began her career as an attorney in the corporate departments at Akin Gump Strauss Hauer & Feld LLP and Haynes and Boone, LLP, where she represented clients in mergers, acquisitions, capital raising, securities compliance, investment fund formation and management, and other strategic transactions across a broad range of industries. Ms. Bailey has a J.D. from Vanderbilt University Law School and a B.A. in International Studies from the University of Mississippi.

Max J. Levy joined the Company in May 2024 as Senior Vice President and Chief Investment Officer. In this role, he is responsible for leading and overseeing the Company’s multifaceted sourcing strategy and investment and capital allocation process. Prior to joining the Company, from July 2020 to June 2024, Mr. Levy was a principal at Conversant Capital, a flexible capital solutions provider to real estate and real estate-related platforms and companies, where he led major investments across several sectors, including health care real estate, in both public and private markets. During his time at Conversant, he served on the Company’s Board. Between 2022 and 2024, Mr. Levy served on the board of directors of Crossroads Impact Corp., an impact-focused specialty finance company where he served on the investment committee. From 2015 to 2020, Mr. Levy served as an analyst at The Baupost Group, where he focused on real estate investments in North America and Europe and was responsible for sourcing and evaluating debt and equity investments across all property in both private real estate and public securities. He began his career as an investment banking analyst for Henschel & Co., a boutique real estate advisory firm, where he assisted public REITs and private real estate companies on mergers, acquisitions and raising capital. Mr. Levy earned his bachelor’s degree in intellectual history from the University of Pennsylvania where he graduated summa cum laude and was elected to Phi Beta Kappa.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers in 2025 and 2024, except that Mr. Levy was not one of our named executive officers for 2024, and accordingly, information with respect to Mr. Levy for such year is not provided. As a smaller reporting company, we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Please note that total compensation, as reported in the Summary Compensation Table below and calculated under SEC rules, reflects pre-tax amounts and several items that are driven by accounting assumptions on incentive awards that have not yet been earned, including awards that vest over a period of time and/or are subject to the satisfaction of various performance targets. Therefore, it is not necessarily reflective of the compensation our named executive officers actually realized for such years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total

Brandon M. Ribar,	2025	$550,000	—	$1,223,451	—	$430,822	—	$2,204,273
President and Chief Executive Officer	2024	$474,778	—	$2,361,242	—	$359,913	—	$3,195,933

Kevin J. Detz,	2025	$475,000	—	$778,574	—	$306,413	—	$1,559,987
Executive Vice President and Chief Financial Officer	2024	$417,368	—	$1,502,611	—	$292,740	—	$2,212,719

Max J. Levy,	2025	$387,500	—	$611,725	—	$215,641	$2,216	$1,217,082
Senior Vice President, Chief Investment Officer

(1)

Amounts for 2025 reflect the grant date fair value of the respective equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), including, with respect to PSUs, the grant date fair value of the performance stock units (“PSUs”) based on the probable outcome of the performance conditions as of the date of grant (rather than the maximum potential value of the award). Assuming the highest level of performance is achieved for the PSUs granted in 2025, the grant date fair value of such awards would be $917,588 for Mr. Ribar, $583,930 for Mr. Detz and $458,794 for Mr. Levy. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2026. See “—2025 Long-Term Equity Incentive Awards” below for additional information.

(2)

Amounts in this column for 2025 reflect the cash performance incentive received by our named executive officers under our Fiscal 2025 Executive Short-Term Incentive Compensation Plan (the “2025 STI Plan”). See “—Fiscal 2025 Executive Short-Term Incentive Compensation Plan” below for additional information.

Employment Agreements

Brandon M. Ribar

We entered into an amended and restated employment agreement with Mr. Ribar in December 2024 in connection with Mr. Ribar’s continued service as our President and Chief Executive Officer and as a member of our Board, which amended and restated his existing employment agreement. Mr. Ribar’s amended and restated employment agreement provides for an initial term of one year and automatically renews for additional one-year periods in the event that we do not, or Mr. Ribar does not, provide written notice to the other party of their intent not to renew such term at least 30 days prior to the expiration of the then-current term. Mr. Ribar’s amended employment agreement provides that our Board will nominate Mr. Ribar for reelection to the Board at the expiration of each term of office, and that Mr. Ribar will serve as a member of our Board for each period for which he is so elected.

Pursuant to Mr. Ribar’s amended employment agreement, he receives an annual base salary of not less than $550,000 per annum and is eligible to receive an annual performance bonus targeted at not less than 85% of his base salary. Mr. Ribar is also eligible to participate in all health, retirement, insurance, expense reimbursement and other benefit programs, if any, which the Company makes available to its senior executives.

Mr. Ribar’s amended employment agreement also entitles him to certain severance payments and benefits in the event his employment is terminated by us without “Cause” or by Mr. Ribar for “Good Reason” (including in connection with a “Fundamental Change”), as described more fully in Mr. Ribar’s employment agreement.

Mr. Ribar’s employment agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Mr. Ribar in favor of the Company.

Kevin J. Detz

We entered into an employment agreement with Mr. Detz in April 2022 in connection with Mr. Detz’s appointment as our Executive Vice President and Chief Financial Officer. Pursuant to Mr. Detz’s employment agreement, Mr. Detz receives an annual base salary of not less than $400,000, and Mr. Detz is eligible to receive an annual performance bonus targeted at 70% of his annual base salary. Mr. Detz is also eligible to participate in all health, retirement, insurance, disability, expense reimbursement and other benefit programs, if any, which the Company makes available to its senior executives. In connection with his employment with the Company, Mr. Detz also received a sign-on bonus of $75,000, which was paid in March 2023, and 30,000 performance shares. Mr. Detz’s employment agreement also entitles him to certain severance payments and benefits in the event his employment is terminated by us without “Cause” or by Mr. Detz for “Good Reason” (including in connection with a “Change in Control”), as described more fully in Mr. Detz’s employment agreement.

Mr. Detz’s employment agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Mr. Detz in favor of the Company.

Max J. Levy

Max Levy received an offer letter to join our Company as Senior Vice President, Chief Investment Officer in May 2024 pursuant to which he was offered an annual base salary of $380,000 and an annual performance bonus targeted at 60% of his annual base salary. Pursuant to his offer letter, Mr. Levy also received 15,000 shares of time-based restricted stock, 15,000 shares of performance-based restricted stock and 55,000 shares of performance-based restricted stock based on the achievement of a target share price during the performance period.

Fiscal 2025 Executive Short-Term Incentive Compensation Plan

In May 2025, the Compensation Committee approved the 2025 STI Plan pursuant to which our named executive officers and certain other executive officers (each, a “Participant” and, collectively, the “Participants”) had the opportunity to earn cash performance bonuses (the “Performance Bonuses”) based upon the Company’s achievement of five corporate goals established by the Compensation Committee for the year ending December 31, 2025.

Each Participant was eligible to earn a target Performance Bonus equal to a percentage of their annual base salary for fiscal year 2025. The targeted Performance Bonus for our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our Senior Vice President, Chief Investment Officer

was equal to 85%, 70% and 60%, respectively, of their annual base salary for fiscal 2025. The table below shows the weighting of each corporate goal as a percentage of the target bonus under the 2025 STI Plan.

Corporate Goal	Weighting as a Percentage of Target Bonus
Revenue	30%
Operating Margin	35%
General & Administrative	10%
Adjusted Free Cash Flow (“AFCF”)	20%
Employee Retention Index	5%

The table below shows the threshold, target and maximum performance targets and related payout percentages for Performance Bonuses under our 2025 STI Plan. Performance below threshold level would result in no payout for the applicable performance metric and payouts were capped at the maximum level for performance that exceeds maximum goals. Payouts for any performance between threshold, target and maximum levels were interpolated.

Corporate Goal	Payout as a Percentage of Target	Performance Target
Revenue	Threshold (50%)	$277,826,000
	Target (100%)	$308,695,000
	Max (200%)	$339,565,000

Operating Margin	Threshold (50%)	28.08%
	Target (100%)	29.56%
	Max (200%)	31.04%

General & Administrative	Threshold (50%)	$36,018,000
	Target (100%)	$35,518,000
	Max (200%)	N/A

AFCF	Threshold (50%)	$3,093,000
	Target (100%)	$6,185,000
	Max (200%)	$12,371,000

Employee Retention Index	Threshold (50%)	103.0
	Target (100%)	106.0
	Max (200%)	109.0

The table below shows our actual results with respect to the Performance Bonuses under 2025 STI Plan and the corresponding payout factors, if any, relating to each corporate goal.

Corporate Goal	Result	Payout Factor
Revenue	$306,219,000	28.8%
Operating Margin	28.68%	24.6%
General & Administrative	$34,226,000	16.5%
AFCF (1)	$5,997,000	19.4%
Employee Retention Index	103.5	2.9%

		92.2%

(1)

AFCF is a financial valuation and performance measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to Appendix A to this Proxy Statement for important information concerning such non-GAAP financial measure, including the Company’s definition of such measure and reconciliation of such measure to the most directly comparable GAAP measure.

All bonus payouts under our 2025 STI Plan are submitted to the Compensation Committee for final approval and are subject to adjustment by the Compensation Committee. The Compensation Committee monitors adjusted items, including, but not limited to, bad debt, casualty loss, and capital expenditure, and has the sole discretion to adjust bonus payouts under our 2025 STI Plan positively or negatively if it determines that these items were substantially above or below expectations for reasons under management control, or that should have been under management control. Additionally, the Compensation Committee has sole discretion to adjust bonus payouts to reflect changes in the industry, the Company, the Participant’s job duties or performance, or any other circumstance the Compensation Committee determines should impact the Performance Bonuses. After considering and reviewing these matters for 2025, the Compensation Committee did not make any adjustments to the bonus payouts under the 2025 STI Plan.

Based upon the foregoing, the table below summarizes the Performance Bonuses earned by each of our named executive officers under our 2025 STI Plan.

Named Executive Officer	Payout Factor	Total Amount
Brandon M. Ribar	85%	$430,822
Kevin J. Detz	70%	$306,413
Max J. Levy	60%	$215,641

2025 Long-Term Equity Incentive Awards

On May 19, 2025, the Compensation Committee approved long-term incentive compensation awards under our 2019 Plan for our named executive officers consisting of performance-based restricted stock unit awards (“PSUs”) and time-based restricted stock unit awards (“RSUs”). The Compensation Committee used (i) a targeted mix that placed equal weighting on PSUs (50% of the long-term equity incentive award) and RSUs (50% of the long-term equity incentive award) and (ii) cumulative three-year performance periods instead of three annual performance periods based on actual Return on Equity versus targeted Return on Equity. When determining the number of RSUs and PSUs to grant to each of our named executive officers, the Compensation Committee also emphasized managing share usage under our 2019 Plan and stockholder dilution.

The following table shows the number of PSUs and RSUs granted to each of our named executive officers in May 2025.

NEO	RSUs(1)	PSUs(2)
Brandon M. Ribar	23,384	23,384
Kevin J. Detz	14,881	14,881
Max J. Levy	11,692	11,692

(1)	Represents a grant of RSUs under our 2019 Plan, which are scheduled to vest in equal installments on first, second and third anniversaries of the grant date.

(2)

Represents a grant of PSUs at target under our 2019 Plan, which are eligible to vest from 0% to 150% subject to the achievement of a Return on Equity performance target for the three-year period ending December 31, 2027.

Equity Compensation Arrangements

In addition to the employment agreements described above, our named executive officers are entitled to receive payments under the terms of our equity compensation plans and equity award agreements upon a “change in control” and the termination of the named executive officer’s employment due to death or disability.

2019 Omnibus Stock and Incentive Plan

In the event of a “change in control,” our 2019 Plan provides for the following treatment of awards unless otherwise provided in an award agreement:

•

Unless converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, all awards will become fully exercisable, all forfeiture restrictions will lapse, and, following the consummation of such change in control, all such awards will terminate and cease to be outstanding.

•

The number or value of any performance-based award or other award that is based on performance criteria or performance goals that will become fully earned, vested, exercisable and free of forfeiture restrictions will not exceed the greater of (i) such number or value determined by the actual performance attained during the applicable performance period to the time of the change in control or (ii) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable performance period without regard to the change in control.

•

If awards are assumed or continued after a change in control, the Compensation Committee may provide that all or a portion of such awards will become fully exercisable and all forfeiture restrictions will lapse immediately upon the involuntary termination of the participant’s employment or service within a designated period (not to exceed 24 months) following the effective date of such change in control.

•

Upon a change in control, the Compensation Committee may cause any and all awards outstanding to terminate at a specific time in the future, and will give each participant the right to exercise such awards during a period of time as the Compensation Committee, in its sole and absolute discretion, will determine.

•

The portion of any incentive stock option accelerated in connection with a change in control will remain exercisable as an incentive stock option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option will be exercisable as a non-qualified stock option under the U.S. federal tax laws.

Time-Based Restricted Stock and RSU Award Agreements

When our named executive officers are awarded shares of restricted stock or RSUs with time-based vesting provisions, each of them enters into a restricted stock or RSU (as applicable) award agreement with us. These award agreements generally provide that, if the holder’s employment with us is terminated for any reason before the vesting date for the restricted shares or RSUs, the restricted shares or RSUs, as the case may be, that have not previously vested will, automatically and without notice, terminate and be permanently forfeited as of such date, except that all unvested shares or units, as applicable, will vest if the holder’s employment terminates due to the holder’s retirement, death or disability.

In the event of a change in control, shares of time-based restricted stock and RSUs will not automatically vest; provided, however, that (i) if the Compensation Committee has made a provision for the substitution, assumption, exchange or other continuation of the restricted stock award in connection with the change in control, then in the event that the holder’s employment is terminated (A) by us due to death, disability or retirement following the change in control, then the unvested portion of the restricted stock award will immediately fully vest, or (B) by us other than for “Cause” or by the holder for “Good Reason,” in each case within one year following the change in control, the unvested portion of the restricted stock award will immediately fully vest; (ii) with respect to RSUs, if the holder incurs an involuntary termination or voluntarily resigns for good reason, in each case, during the period beginning on the date that is six months prior to the change in control and ending on the third anniversary of the grant date, then the unvested portion of the RSUs will immediately fully vest; or (iii) if the Compensation Committee has not made a provision for the substitution, assumption, exchange or other continuation of such award in connection with the change in control, the unvested portion of the award will fully vest immediately prior to the change in control.

Performance Share and PSU Award Agreements

When our named executive officers are awarded performance shares or PSUs, each of them enters into an award agreement with us. These award agreements generally provide that (i) if the holder’s employment with us is terminated for any reason before the vesting date for the performance shares or PSUs, the performance shares or PSUs, as the case may be, that have not previously vested will, automatically and without notice, terminate and be permanently forfeited as of such date, and (ii) the holder’s right to receive the specified percentage of performance shares or PSUs that do not vest as a result of our failure to achieve the applicable performance measures will be automatically terminated and permanently forfeited; provided, that if a named executive officer’s continuous service is terminated by the Company due to death or disability, then (1) with respect to performance shares, the unvested performance shares will remain outstanding and a pro-rated portion thereof will vest if the applicable performance target is satisfied during the performance period, and (2) with respect to PSUs, the target number of unvested PSUs will vest if the holder’s employment terminates due to the holder’s death or disability.

With respect to performance shares, in the event of a change in control, the target number of unvested performance shares will convert into time-based restricted stock immediately prior to the change in control and will vest on the scheduled vesting date (without regard to achievement of the applicable performance target), provided that the holder remains in continuous service with the Company or any of its subsidiaries on the scheduled vesting date. Notwithstanding the foregoing, the unvested portion of the award will become fully vested if (i) the Compensation Committee has made a provision for the substitution, assumption, exchange or other continuation of the performance award in connection with the change in control, in the event that the holder’s continuous service is terminated (A) by the Company due to death or disability following the occurrence of the change in control, or (B) by the Company other than for cause (and other than due to death or disability) or by the holder for good reason, in each case, within one year following the occurrence of the change in control; or (ii) the Compensation Committee has not made a provision for the substitution, assumption, exchange or other continuation of the award in connection with a change in control.

With respect to PSUs, in the event of a change in control, the holder will be deemed to have earned a number of PSUs (the “deemed earned PSUs”) equal to the greater of (i) the target number of PSUs or (ii) the product of (A) the applicable payout percentage as calculated by the Compensation Committee (as constituted as of immediately prior to the change in control) assuming that the applicable performance period ended on the date immediately before the date of such change in control, with the applicable performance vesting conditions adjusted by the Compensation Committee as appropriate to account for such shortened performance period, and (B) the target number of PSUs. Any PSUs that are not deemed earned PSUs immediately prior to the change in control will be forfeited and cancelled without consideration upon the occurrence of the change in control. The deemed earned PSUs will remain outstanding and will vest on the third anniversary of the date of grant, subject to the holder remaining in continuous service with the Company or any of its subsidiaries until such date; provided, however, that any unvested deemed earned PSUs will be fully vested if (x) the holder incurs an involuntary termination without cause or voluntarily resigns for good reason, in each case, during the period beginning on the date that is six months prior to the change in control and ending on the third anniversary of the date of grant (the “change in control protection period”), (y) the holder’s continuous service with the Company and its subsidiaries ends on or after the date of such change in control and before the third anniversary of the date of grant due to the holder’s death or disability, or (z) if the Compensation Committee has not provided for the substitution, assumption, exchange or other continuation of the award in connection with such change in control.

Employee Benefits

Our named executive officers may elect to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible associates. Our 401(k) plan provides our employees with the opportunity to save for retirement on a tax-deferred basis, and permits our employees to defer between 1% and 100% of their compensation to the 401(k) plan, subject to applicable statutory limits. We have the option to make discretionary matching contributions or any additional contributions in accordance with our policy. In 2025, Mr. Levy received matching contributions of $2,216 into his 401(k) account.

Our named executive officers are also eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident and disability coverage, on the same terms and conditions generally available to our other employees.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to our named executive officers’ outstanding equity awards as of December 31, 2025. None of our named executive officers held stock options as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brandon M. Ribar	—	—	—	—	—	4,400	(a)	$143,484	—		—
	—	—	—	—	—	27,229	(b)	$887,938	—		—
	—	—	—	—	—	23,384	(c)	$762,552	—		—
	—	—	—	—	—	—		—	38,550	(d)	$1,257,116
	—	—	—	—	—	—		—	76,450	(e)	$2,493,035
	—	—	—	—	—	—		—	30,800	(f)	$1,004,388
	—	—	—	—	—	—		—	40,641	(g)	$1,325,303
	—	—	—	—	—	—		—	23,384	(h)	$762,552
Kevin J. Detz	—	—	—	—	—	2,800	(a)	$91,308	—		—
	—	—	—	—	—	17,328	(b)	$565,066	—		—
	—	—	—	—	—	14,881	(c)	$485,269	—		—
	—	—	—	—	—	—		—	30,000	(i)	$978,300
	—	—	—	—	—	—		—	60,000	(e)	$1,956,600
	—	—	—	—	—	—		—	19,600	(f)	$639,156
	—	—	—	—	—	—		—	25,862	(g)	$843,360
	—	—	—	—	—	—		—	14,881	(h)	$485,269
Max J. Levy	—	—	—	—	—	10,050	(j)	$327,731	—		—
	—	—	—	—	—	11,692	(c)	$381,276	—		—
	—	—	—	—	—	—		—	70,000	(k)	$2,282,700
	—	—	—	—	—	—		—	11,692	(h)	$381,276

(1)	Calculated by reference to the closing price for shares of our common stock on the NYSE on December 31, 2025, which was $32.61 per share, or the award fair value, as applicable.

(a)

Represents the remaining shares of restricted stock (third tranche) granted on April 4, 2023, which vest in installments of 33%, 33% and 34% on April 4, 2024, April 4, 2025 and April 4, 2026, respectively.

(b)

Represents shares of restricted stock (second and third tranches) granted on April 5, 2024, which vest in installments of 33%, 33% and 34% on April 5, 2025, April 5, 2026 and April 7, 2027, respectively.

(c)	Represents shares of RSUs granted on May 19, 2025, which vest in equal installments on May 19, 2026, May 19, 2027, and May 19, 2028.

(d)	Represents performance shares granted on November 15, 2021, which vest subject to the satisfaction of the target performance objective.

(e)	Represents performance shares granted on January 26, 2023, which vest subject to the satisfaction of the target performance objective.

(f)	Represents performance shares granted on April 4, 2023, which vest subject to the satisfaction of the target performance objective.

(g)	Represents performance shares granted on April 5, 2024, which vest subject to the satisfaction of the target performance objective.

(h)	Represents performance shares granted on May 19, 2025, which vest subject to the satisfaction of the target performance objective.

(i)	Represents performance shares granted on May 12, 2022, which vest subject to the satisfaction of the target performance objective.

(j)

Represents shares of restricted stock (second and third tranches) granted on June 2, 2024, which are scheduled to vest in installments of 33%, 33% and 34% on June 2, 2025, June 2, 2026 and June 2, 2027, respectively.

(k)	Represents performance shares granted on June 2, 2024, which vest subject to the satisfaction of the target performance objective.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the last two completed calendar years. In determining the “compensation actually paid” to our named executive officers (NEOs), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2025, 2024 and 2023 calendar years. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as an average.
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2025, 2024 and 2023, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss) (in thousands)
2025	$2,204,273	$3,922,319	$1,388,535	$2,342,443	$139.54	$(72,492)
2024	$3,195,933	$4,214,519	$1,747,434	$1,325,229	$259.33	$(3,280)
2023	$1,768,234	$954,926	$1,130,716	$689,461	$78.28	$(21,107)

(1)	During 2025, 2024 and 2023, Brandon M. Ribar was our PEO.

(2)	During 2024 and 2023, our non-PEO NEOs consisted of Kevin J. Detz and David R. Brickman, and during 2025, our non-PEO NEOs consisted of Kevin J. Detz and Max J. Levy.

(3)
In order to calculate the average compensation “actually paid” (CAP) to our NEOs, we are required under the SEC rules to subtract from the value in the summary compensation table (SCT) the grant date fair value of equity awards (reflected in columns B and D below), and add back the following (reflected in columns C and E below): (i) the year-end
fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

	SCT Total	Stock Awards Deducted	Stock Awards Added	Options Deducted	Options Added	Total CAP
	A	B	C	D	E	A - (B + D) + (C + E)
PEO
2025	$2,204,273	$1,223,451	$2,941,497	—	—	$3,922,319
2024	$3,195,933	$2,361,242	$3,379,828	—	—	$4,214,519
2023	$1,768,234	$967,769	$154,461	—	—	$954,926
Average Non-PEO NEOs
2025	$1,388,535	$695,150	$1,649,058	—	—	$2,342,443
2024	$1,747,434	$1,116,232	$694,027	—	—	$1,325,229
2023	$1,130,716	$487,722	$46,467	—	—	$689,461
Relationship Between “Compensation Actually Paid” and Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and certain financial performance of the Company. For further information regarding our executive compensation programs, the metrics the Compensation Committee used to set executive compensation for 2025 (which are different than the financial metrics we are required to include in the tables and discussion below) and our pay versus performance philosophy, please refer to “Executive Compensation Tables” and the related narrative disclosures above and “Proposal 3—Advisory Vote on Executive Compensation” below.
The following graphs address the relationship between “compensation actually paid” as disclosed in the Pay Versus Performance Table above and the Company’s cumulative Total Shareholder Return and Net Income (Loss).

Compensation Actually Paid vs. Company TSR
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$575.00
$475.00
$375.00
$275.00
$175.00
$75.00
Cumulative TSR
(value of initial $100 investment)
2023
2024
2025
PEO(s)
Average for Non-PEO NEOs
TSR

Compensation Actually Paid vs. Company Net Income (Loss)
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
-$70
-$80
-$90
-$100
Thousands
Net Income (Loss)
2023
2024
2025
PEO(s)
Average for Non-PEO NEOs
Net Income (Loss)

2025 DIRECTOR COMPENSATION
The following table summarizes the compensation earned by our non-employee
directors in 2025. During 2025, we did not maintain any pension or deferred compensation arrangements for our directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Noah R. Beren	$60,000	$75,013	—	—	$135,013
Lilly H. Donohue	$65,000	$75,013	—	—	$140,013
Robert T. Grove (3)	—	—	—	—	—
Benjamin P. Harris	$75,000	$75,013	—	—	$150,031
David W. Johnson	$105,000	$75,013	—	—	$180,013
Jill M. Krueger	$87,500	$75,013	—	—	$162,513
Shmuel S.Z. Lieberman	$70,000	$75,013	—	—	$145,013
Elliot R. Zibel	$60,000	$75,013	—	—	$135,013

(1)	Represents an annual retainer fee and committee retainer fees earned during 2025. See “—Compensation of Directors During 2025” below for more information.

(2)
Amounts reflect the aggregate grant date fair value of the equity awards computed in accordance with ASC 718, and represents 2,985 RSUs granted pursuant to the 2019 Plan on June 10, 2025 to each of our then-serving non-employee
directors, which are scheduled to vest in full on June 10, 2026.

(3)	Mr. Grove does not receive fees for his service as a director of the Company pursuant to an arrangement between Mr. Grove and Conversant.
Compensation of Directors During 2025
For their services to us, our
non-employee
directors in 2025 each received an annual cash retainer of $55,000 (in addition to the committee retainers discussed below). In addition, the independent Chairman of our Board, the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee, and the Chairman of the Compensation Committee, each received an additional annual retainer of

$50,000, $20,000, $10,000, and $15,000, respectively, for serving as the Chairpersons of the Board or such committees in 2025. Our non
-employee
directors on the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee also each received an annual retainer of $10,000, $5,000 and $7,500, respectively, for serving on such committees in 2025. The Board and committee annual cash retainers are payable on a quarterly basis at the end of each quarter. In addition, we granted all non-employee
directors, including all newly elected or appointed directors, an annual grant of time-based restricted stock or RSUs valued at $75,000, with the specific amount of restricted stock or RSUs granted based on the price of our common stock on the date of the grant. The restricted stock or RSUs vest in full on the first anniversary of the grant date. Our non-employee
directors were also reimbursed for their expenses in attending Board and committee meetings in 2025.
Report of the Audit Committee
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form
10-K
with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence and the compatibility of non-audit
services with such independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Co mm
ittee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form
10-K
for the year ended December 31, 2025 for filing with the SEC.
Audit Committee
JILL M. KRUEGER, CHAIRPERSON
LILLY H. DONOHUE
J. CHANDLER MARTIN

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

2024 Private Placement Transaction

On February 1, 2024, the Company entered into a securities purchase agreement with certain affiliates of its largest stockholders, including Conversant Capital, Silk and PF Investors, LLC (the “Investors”), pursuant to which the Investors agreed to purchase from the Company, and the Company agreed to sell to the Investors, in a private placement transaction (the “2024 Private Placement”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 5,026,318 shares of the Company’s common stock at a price of $9.50 per share. The 2024 Private Placement occurred in two tranches. The closing of the first tranche occurred on February 1, 2024, in which 3,350,878 shares of common stock were issued and sold to the Investors for a total of approximately $31.8 million. The closing of the second tranche occurred on March 22, 2024, in which 1,675,440 shares of common stock were issued and sold to the Investors for a total of approximately $15.9 million. The 2024 Private Placement was approved by our Audit Committee in accordance with the Company’s related person transactions policy.

2026 Equity Financing Transactions

Investment Agreements

In order to fund a portion of the cash consideration required for the consummation of the CHP Merger, on November 4, 2025 the Company entered into investment agreements (the “Investment Agreements”) with certain affiliates of Conversant Capital and Silk (the “Equity Investors”) pursuant to which, among other things, such Equity Investors agreed to purchase from the Company, and the Company agreed to sell to the Equity Investors, 4,113,688 shares of the Company’s common stock at a price per share of $26.74, representing an aggregate amount of $110,000,017, in a private placement pursuant to Section 4(a)(2) of the Securities Act (the transactions contemplated by the Investment Agreements, the “Equity Financing”). Under the Investment Agreements, the Company was also responsible for the Equity Investors’ reasonable and documented legal and other out-of-pocket expenses in connection with the Equity Financing (not to exceed $2,000,000 with respect to the affiliates of Conversant Capital and $200,000 with respect to Silk). On March 11, 2026, the Company completed the Equity Financing in connection with the consummation of the CHP Merger.

Investor Rights Agreement and Registration Rights Agreement

On March 10, 2026, in connection with the closing of the Equity Financing and in accordance with the terms of the Investment Agreements, we entered into (i) an Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with certain affiliates of Conversant Capital (the “Conversant Parties”) and Silk and (ii) an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Conversant Parties, Silk, and PF Investors, LLC, in each case, effective as of March 11, 2026.

Under the Investor Rights Agreement, the Conversant Parties have:

•

the right to designate directors for inclusion in the Company’s slate of individuals nominated for election to the Board (each, an “Investor Board Representative”) as follows, based on their proportionate beneficial ownership of outstanding shares of the Company’s common stock on an as-converted basis: three Investor Board Representatives, if the beneficial ownership of the Conversant Parties, together with their affiliates (the “Conversant Entities”), is at least 20% (provided that one of such Investor Board Representatives shall be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the NYSE); two Investor Board Representatives, if the beneficial ownership of the Conversant Entities is less than 20%, but at least 15%; and one Investor Board Representative, if the beneficial ownership of the Conversant Entities is less than 15% and prior to the Beneficial Ownership Threshold Date (as defined below);

•	the right to designate the Board chairperson so long as the Conversant Entities beneficially own at least 5% of the outstanding shares of the Company’s common stock on an as-converted basis;

•

the right to designate one member of the Board’s Nominating and Governance Committee, so long as the Conversant Entities beneficially own at least 10% of the outstanding shares of the Company’s common stock on an as-converted basis (provided that such member shall be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the NYSE);

•	the right to consent to any increase in the size of the Board in excess of nine members at any time prior to the Beneficial Ownership Threshold Date;

•

the right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to certain fundamental business changes over which the certain of the Conversant Parties currently have a right to consent pursuant to that certain Investment Agreement, dated as of October 1, 2021, by and among the Company and certain of the Conversant Parties, so long as the Conversant Entities beneficially own at least 15% of the outstanding shares of the Company’s common stock on an as-converted basis; and

•	preemptive rights, so long as the Conversant Entities beneficially own at least 14.9% of the outstanding shares of Sonida Common Stock on an as-converted basis, subject to certain exceptions.

Prior to the Beneficial Ownership Threshold Date, Silk also has the right to designate one Investor Board Representative.

The “Beneficial Ownership Threshold Date” is defined as (i) on or prior to the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or Silk, together with its affiliates (the “Silk Entities”), as applicable, beneficially own less than the lesser of (a) 4% of the outstanding shares of the Company’s common stock on an as-converted basis or (b) the number of shares of the Company’s common stock held by the Silk Entities on the date of the closing of the Equity Financing (proportionately adjusted for any subdivision or combination of the Company’s common stock by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) and (ii) following the date of the Company’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or the Silk Entities, as applicable, beneficially own less than 5% of the outstanding shares of the Company’s common stock on an as-converted basis.

For so long as the Conversant Parties and Silk have the right to nominate an Investor Board Representative to the Board, members of the Board other than the Investor Board Representative(s) have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and any transaction, agreement, contract or other arrangement by and among the Company or any of its subsidiaries, on the one hand, and any of the Conversant Entities or the Silk Entities, on the other hand, requires solely the approval of a majority of the independent and disinterested directors. The Investor Board Representatives will be entitled to receive the same director compensation as each other non-executive director of the Board.

The Company’s common stock issued to the Conversant Investors and Silk pursuant to the Investment Agreements is not subject to contractual transfer restrictions. For a period of 18 months following the closing of the Equity Financing, the Conversant Parties and Silk are subject to standstill provisions pursuant to which, among other things and subject to certain exceptions, they are prohibited from directly or indirectly (i) submitting stockholder proposals, taking any action to nominate directors, removing directors or changing the composition of the Board (in each case, other than Investor Board Representatives appointed by the Conversant Parties or Silk, as applicable) and engaging in any proxy solicitation with respect to the Company’s common stock and (ii) initiating or proposing to call a special meeting of Sonida’s stockholders.

Under the Registration Rights Agreement, the Company is required to file a shelf registration statement with the SEC covering the resale of all the Company’s equity securities acquired by the Conversant Entities and the Silk Entities prior to and pursuant to the closing of the Equity Financing as soon as reasonably practicable following such closing and no later than three months thereafter, and is required to use reasonable best efforts to cause the registration statement to become effective as soon as practicable after the filing. Additionally, pursuant to the terms of the Registration Rights Agreement, the Conversant Parties have two demand registration rights and the Silk Entities have one such demand registration right. The Conversant Parties and the Silk Entities, collectively, are permitted to make four demands that the Company consummate a “takedown” off of any such registration statement within any 12-month period (subject to certain limitations and customary conditions, including a minimum aggregate offering price of $10,000,000). Furthermore, the Conversant Parties and the Silk Entities have piggyback registration rights when the Company proposes to register its equity securities. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities (as defined in the Registration Rights Agreement). For so long as the Conversant Parties or the Silk Entities, as applicable, own 5% or more of the outstanding shares of the Company’s common stock on an as-converted basis, they have agreed to enter into customary lock-up agreements in connection with any underwritten public offering of the Company’s equity securities (with the applicable lock-up period not to exceed 60 days) with the managing underwriters of such offering. The Registration Rights Agreement will terminate upon the earlier of (a) the date when all Registrable Securities have been sold, and (b) the later of (i) the date when the Conversant Parties or the Silk Entities, as applicable, are able to sell all of their securities pursuant to Rule 144 promulgated under the Securities Act, as amended, without being subject to volume or manner of sale limitations thereunder and (ii) the Conversant Parties or the Silk Entities, as applicable, together with their affiliates, collectively beneficially own less than 10% of the outstanding shares of Sonida Common Stock on an as-converted basis.

Conversion of Series A Preferred Stock and Warrant Extension

On March 11, 2026, in order to induce the immediate full conversion of all of the outstanding shares of the Company’s Series A Preferred Stock, the Company entered into a Preferred Stock Conversion and Warrant Extension Agreement (the “Conversion and Extension Agreement”) with certain affiliates of Conversant Capital (the “Initial Conversant Investors”) that held all of the then-outstanding 41,250 outstanding shares of Series A Preferred Stock and all of the 1,031,250 warrants to purchase Company’s common stock for $40.00 per share (the “Warrants”) issued and outstanding under that certain Warrant Agreement, dated as of November 3, 2021 (the “Warrant Agreement”), by and among the Company, Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (collectively with Computershare, the “Warrant Agent”).

Pursuant to the Conversion and Extension Agreement, among other things and subject to the terms thereof, (i) the Company and the Initial Conversant Investors agreed to reduce the conversion price of the Series A Preferred Stock from $40.00 per share of common stock to $32.00 per share of common stock (the “Conversion Price”), (ii) the Company entered into an amendment to the Warrant Agreement (the “Warrant Agreement Amendment”) with the Warrant Agent to extend the expiration date of the Warrants from November 3, 2026 to November 3, 2027, (iii) the Company made a one-time payment to the Initial Conversant Investors of approximately $5.8 million in the aggregate, which included approximately $1.1 million of accrued but unpaid dividends for the period of January 1, 2026 through March 11, 2026, and (iv) the Initial Conversant Investors agreed to immediately convert all of the outstanding shares of Series A Preferred Stock into shares of the Company’s common stock at the Conversion Price. Accordingly, on March 11, 2026, all of the outstanding shares of Series A Preferred Stock were converted into 1,601,505 shares of the Company’s common stock.

Approval of 2026 Investment Documents

The Board established a special committee (the “Special Committee”) comprised solely of independent and disinterested directors for the purpose of reviewing, evaluating, negotiating and approving any agreement with Conversant Capital, Silk or any of their respective affiliates, including the Investment Agreements, the Investor Rights Agreement and Registration Rights Agreement, and the Conversion and Extension Agreement (collectively, the “Investment Documents”) and all other matters relating to or arising in connection therewith that present actual or potential conflicts of interest between the Company and either Conversant or Silk. The Special Committee determined that the Investment Documents and the transactions contemplated thereby were advisable and in the best interests of the Company and its stockholders and that the terms of the transactions contemplated by the Investment Documents are no less favorable to the Company than those that could have been obtained from third parties. The Special Committee authorized and approved, and recommended that the Audit Committee and the Board each authorize and approve, which the Audit Committee and Board each authorized and approved, the Company’s entry into the Investment Documents and the performance by the Company of the transactions contemplated thereby.

Policy of the Board of Directors

The Board has adopted a statement of policy with respect to transactions involving us and “related persons” (generally our senior officers, directors, nominees for director, persons owning five percent or more of our outstanding common stock, immediate family members of any of the foregoing, or any entity which is owned or controlled by any of the foregoing persons or an entity in which any of the foregoing persons has a substantial ownership interest or control). The policy generally covers any related person transaction involving amounts greater than $25,000 in which a related person has a direct or indirect material interest.

Under the policy, each related person transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party and must be approved by the Audit Committee. Pursuant to the policy, at the first regularly scheduled meeting of the Audit Committee each calendar year, members of our management will recommend related person transactions to be entered into by us for that year, including the proposed aggregate value of any such transaction. After review, the Audit Committee will approve or disapprove each such related person transaction. No member of the Audit Committee will participate in any discussion or approval of a related person transaction for which he or she is a related person, except that such member will provide all material information concerning the related person transaction. At each subsequently scheduled meeting of the Audit Committee, members of our management will update the Audit Committee as to any material change with respect to each approved related person transaction.

In the event that our management recommends any further related person transactions subsequent to the first meeting of the Audit Committee in a particular calendar year, such transactions may be presented to the Audit Committee for approval or disapproval, or preliminarily entered into by members of our management subject to ratification by the Audit Committee. However, if the Audit Committee ultimately declines to ratify any such related person transaction, our management will make all reasonable efforts to cancel or annul the transaction.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee has appointed BDO USA, P.C. (“BDO”), independent auditors, to be our principal independent auditors and to audit our consolidated financial statements for the fiscal year ending December 31, 2026. BDO also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

Representatives of BDO are expected to attend the Annual Meeting virtually and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee has the responsibility for the selection of our independent auditors. Although stockholder ratification is not required for the selection of BDO, and although such ratification will not obligate us to continue the services of such firm, the Board is submitting the selection for ratification with a view towards soliciting our stockholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee must then determine whether to appoint other auditors before the end of the current fiscal year and, in such case, our stockholders’ opinions would be taken into consideration.

The Board of Directors unanimously recommends a vote “FOR” the ratification of BDO USA, P.C. as our independent auditors for the fiscal year ending December 31, 2026.

Change in Independent Registered Public Accounting Firm

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2024, on May 31, 2024, the Audit Committee approved the dismissal of RSM US LLP (“RSM”) as independent registered public accounting firm of the Company effective May 31, 2024. As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2024, and following a competitive request for proposals process, the Audit Committee approved the engagement of BDO, effective July 3, 2024, as its independent registered public accounting firm for the fiscal year ended December 31, 2024.

The reports of RSM on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that RSM’s report dated March 30, 2023 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern for the year ended December 31, 2022. There was no such paragraph in RSM’s report for the year ended December 31, 2023.

During the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim periods through May 31, 2024: (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the matter in its report and (ii) except for the matters referenced below, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-X and the related instructions).

As disclosed in Item 9A of each of the Company’s Annual Reports on Form 10-K as of and for the fiscal years ended December 31, 2023 and 2022, the Company identified a material weakness in its internal control over financial reporting. This reportable event was discussed between the Audit Committee and RSM, and RSM has been authorized by the Company to respond fully to the inquiries of RSM, the successor independent registered public accounting firm of the Company, concerning this reportable event.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim periods through May 31, 2024, neither the Company nor anyone acting on the Company’s behalf consulted BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

FEES PAID TO INDEPENDENT AUDITORS

The aggregate fees billed by the Company’s independent registered public accounting firm for fiscal years 2025 and 2024 were as follows:

Services Rendered	2025	2024
Audit Fees(1)	$1,145,434	$1,090,438
Audit-Related Fees(2)	—	160,000
Tax Fees	—	—
All Other Fees	—	97,721

Total	$1,145,434	$1,348,159

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining the independence of the Company’s independent registered public accounting firm and has concluded that it is.

Audit Committee Pre-Approval of Services Performed by Independent Auditors

The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee is responsible for the engagement of the independent auditor to provide permissible non-audit services, which require pre-approval by the Audit Committee (other than with respect to de minimis exceptions described in the rules of the NYSE or the SEC that are approved by the Audit Committee).

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL 3)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “say-on-pay” vote). For more information about our executive compensation objectives and practices, please see “Executive Compensation Tables” above.

In 2025, the Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2025 proxy statement in accordance with the compensation disclosure rules of the SEC.

We seek to maintain high standards with respect to the governance of executive compensation. Key features of our executive compensation policies and practices that aim to drive performance and align with stockholder interests are highlighted below:

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

✓  Align Pay with Performance: A significant portion of officer compensation is at risk and earned through short- and long-term incentives to align pay outcomes with company performance objectives and shareholder value creation.

✓  Double Trigger Change-in-Control Benefits: We provide for double-trigger cash severance and equity vesting for termination of employment following a change-of-control.

✓  Stock Ownership Guidelines: We have Stock Ownership Guidelines for both executives and directors as follows: five times base salary for our Chief Executive Officer, three times base salary for our Chief Financial Officer and any Chief Operating Officer, two times base salary for our Chief Legal Officer, and two times annual cash retainer for each of our non-employee directors.

✓  Clawback Policies: Our named executive officers are subject to a robust recoupment policy that applies to cash and equity-based incentive compensation in the event the Company is required to restate its financial statements. In addition, we have adopted a supplemental recoupment policy that authorizes the Compensation

×   No Guaranteed Increases: We do not guarantee salary increases or annual incentives for our named executive officers.

×   No Hedging: We prohibit the hedging of the Company’s stock by directors, officers, or employees of the Company.

×   No Pledging: We prohibit the pledging of the Company’s stock, such as collateral on a loan, by directors and officers of the Company.

×   No Repricing Without Stockholder Approval: We do not reprice underwater stock options without stockholder approval.

×   No Discount Option Grants: We do not provide for grants of stock options below fair market value.

×   No Excessive Perquisites or Special Benefits: Our named executive officers are only eligible to participant in benefit plans that are generally available to all of our employees.

×   No Excise Tax Gross-Ups: We do not provide any excise tax gross-up payments for so called “golden parachute” payments in the event of a change in control.

Our Compensation Practices (What we do)	Our Prohibited Compensation Practices (What we don’t do)

Committee to require the return, repayment or forfeiture of covered compensation (including cash incentive payments and time-based and performance-based equity awards) if it is determined that a covered employee (including our named executive officers) engaged in misconduct in the performance of their duties.

✓  Annual Review: We conduct an annual review of our executive compensation program to ensure it rewards executives for strong performance, aligns with stockholder interests, retains top talent, and discourages unnecessary risk taking by our executives.

✓  Caps on Incentive Payout: We cap incentive payouts for each named executive officer at a specified percentage of base pay for such officer.

✓  Shareholder Engagement: We engage with our shareholders regarding their most important compensation concerns, and, as described herein, implement practices to address such concerns.

✓  Independent Consultant: We use an independent compensation consultant, Meridian Compensation Partners, LLC, retained by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company’s management.

The following key objectives are the cornerstone of our executive compensation program:

•	establish competitive target pay in line with those with whom we compete for executive-level talent;

•	retain talented individuals;

•	designs revolving around a strong link between executive pay and Company performance;

•	prudent risk taking by executives;

•	aligning our goals, efforts and results through a comprehensive executive compensation design, process and overall package; and

•	continually engaging stockholders in the overall process.

We believe these objectives collectively link compensation to overall Company performance and directly link compensation to the objectives set forth in our 2025 business plan that was developed with our Board of Directors. These objectives help ensure that the interests of our named executive officers are closely aligned with the interests of our stockholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee, and will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee, or as creating or implying any additional fiduciary duty on the part of the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. Pursuant to our Bylaws, assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, at the Annual Meeting is required to approve, on a non-binding, advisory basis, this Proposal 3.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED, on an advisory, non-binding basis.”

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

AMENDMENT TO THE COMPANY’S 2019 OMNIBUS STOCK AND INCENTIVE PLAN

(PROPOSAL 4)

The Board has unanimously approved and is recommending to the stockholders for approval at the Annual Meeting an amendment (the “Amendment”) to the 2019 Plan to increase the number of shares of our common stock available for issuance under the 2019 Plan to 3,197,600 shares, with such amount subject to adjustment, including under the share counting provisions of the 2019 Plan. Our common stock is listed on the NYSE and we are subject to NYSE rules and regulations. NYSE rules require stockholder approval for any material revision to an equity compensation plan. We are seeking stockholder approval of the Amendment because it is deemed a material revision to the Plan. Further, the terms of the 2019 Plan require stockholder approval of any amendment to the 2019 Plan that increases the number of shares available for issuance under the 2019 Plan. The Amendment is attached to this Proxy Statement as Appendix B.

The 2019 Plan was originally approved by our stockholders at the Company’s 2019 annual meeting of stockholders. The Amendment will become effective on the date it is approved by our stockholders. If this Proposal is approved by our stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the additional 1,400,000 shares of our common stock issuable under the 2019 Plan.

If our stockholders do not approve this Proposal, the Amendment will not become effective, and the current 2019 Plan will continue in full force and effect subject to the limitations set forth therein. However, as a result of the limited number of shares remaining available for issuance under the 2019 Plan, our projections show that the current share reserve will not likely be sufficient to cover anticipated new equity grants needed beyond 2026. To have an adequate supply of shares available for future equity awards to attract, retain and motivate the team responsible for executing our business strategy and objectives, the Board unanimously recommends that the stockholders approve the Amendment to the 2019 Plan providing for a reserve of an additional 1,400,000 new shares for future stock-based incentives.

The material features of the 2019 Plan and Amendment are described below, but the description is subject to, and is qualified in its entirety by, the full text of the 2019 Plan, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020, Amendment No. 1 to the 2019 Plan, included as an exhibit to the Form 8-K filed on November 4, 2021, Amendment No. 2 to the 2019 Plan, included as an exhibit to the Form 8-K filed on January 28, 2022, Amendment No. 3 to the 2019 Plan, included as an exhibit to the Form 8-K filed on June 16, 2023, Amendment No. 4 to the 2019 Plan, included as an exhibit to the Form 8-K filed on June 7, 2024, and the Amendment (attached hereto as Appendix B).

If our stockholders do not approve this Proposal, this Amendment will not become effective, and the current 2019 Plan will continue in full force and effect subject to the limitations set forth therein.

Considerations for Approval of the Amendment to the 2019 Plan

In determining the number of shares of common stock to request for approval to reserve for issuance under the Amendment to the 2019 Plan, our management team and the Board worked with a Meridian Compensation Partners to evaluate a number of factors, including our recent share usage under the 2019 Plan, anticipated share usage under the 2019 Plan as amended, and criteria expected to be examined by institutional proxy advisory firms in evaluating our proposal to approve the 2019 Plan. Specifically, our management team and Board considered the following:

Burn Rate. Equity burn rate is calculated by dividing (i) the number of shares of common stock subject to equity awards granted during the fiscal year by (ii) the number of shares outstanding at the end of the fiscal year.

Our burn rate for the past three fiscal years has been as follows:

Fiscal Year	Stock Options or SARs Granted	Total Number of Full Value Awards Granted		Stock Options + Full Value Awards	Weighted Average Basic Number of Shares of Common Stock Outstanding	Burn Rate
		Time-based Restricted Stock Awards Granted	Performance- based Restricted Stock Awards Granted
2025	0	131,443	110,548	$6,308,963	18,087,000	1.3%
2024	0	179,370	215,395	$10,550,423	14,109,000	2.8%
2023	0	59,400	390,200	$3,512,072	6,786,000	6.6%

The Board believes that we have used equity in a reasonable manner, with a three-year average burn rate of approximately 2.8% of our common shares outstanding.

Expected Share Pool Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the 2019 Plan will be sufficient to provide awards for approximately two to three years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.

Total Potential Dilution. Our equity plan dilution rate (or overhang) as of April 15, 2026 was 3.5% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2019 Plan, by (2) the total number of common shares outstanding). As of April 15, 2026, the shares remaining available under the 2019 Plan and shares subject to outstanding awards represented 53% and 47% of our current overhang, respectively. If shareholders approve the Amendment, the issuance of 1,400,000 shares under the 2019 Plan would increase our total potential dilution rate by 3.0% to 6.4%.

Share Information on Equity Compensation Plans as of April 15, 2026

The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of April 15, 2026 (except as otherwise noted) (1):

Total number of full value awards outstanding (including restricted stock, RSUs, performance shares and PSUs)(2)(3)	776,155
Total number of shares remaining available for future grant under 2019 Plan(3)(4)	862,484
Total number of shares of common stock outstanding as of the Record Date	47,343,272

(1)

The Company did not have any stock options or stock appreciation rights outstanding as of April 15, 2026, other than a vested option to purchase 9,816 shares of our common stock granted to a former executive officer at an exercise price of $111.90 per share.

(2)	The number of outstanding performance shares and PSU awards assumes performance are achieved at maximum performance levels.

(3)

Excludes 1,137,500 PSU awards approved by the Board in connection with the Company’s recent acquisition of CNL Healthcare Properties, which are granted contingent on stockholder approval of the Amendment. Such PSU awards will vest subject to the achievement of stock price goals.

(4)

Represents the total number of shares available for future awards under the 2019 Plan reflecting performance shares and PSU awards at maximum payout. The 2019 Plan was our only active equity compensation plan as of April 15, 2026.

2019 Plan Key Governance Features

The 2019 Plan includes the following key features that are designed to serve our stockholders’ interests, including the following:

•	All award types are subject to a minimum vesting period of one year (with limited exceptions);

•	Dividends and dividend equivalents will only be paid or settled on shares that ultimately vest;

•

Shares subject to stock options or stock appreciation rights (“SARs”) that are tendered or withheld to satisfy tax withholding obligations or that are not issued as a result of a cashless exercise are prohibited from returning to the share pool for reissuance;

•	Granting of discounted stock options or SARs is prohibited;

•	Repricing, modifying or cash buy-out of outstanding stock options or SARs is prohibited without stockholder approval;

•

Equity awards are subject to a double-trigger requirement for accelerating vesting upon a change in control unless awards are not converted, assumed or replaced by a successor or survivor corporation or parent;

•	Equity awards granted under the 2019 Plan are subject to recoupment in accordance with the terms of the Company’s compensation recoupment policies;

•	Non-employee director compensation (cash plus equity) is limited to $600,000 per non-employee director per annum; and

•	The 2019 Plan does not provide for any tax gross-ups.

Overview of 2019 Plan

Purpose

The purpose of the 2019 Plan is to advance the interests of the Company and increase stockholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, directors, and consultants upon whose efforts and judgment its success is largely dependent.

Administration

The 2019 Plan is administered by the Compensation Committee (or if not otherwise delegated, by the Board) (as applicable, the “Administrator”). The Administrator has the authority to interpret and adopt rules and regulations for carrying out the 2019 Plan. All decisions and acts of the Administrator will be final and binding on all participants under the 2019 Plan.

The Administrator will have the full power and authority to administer the 2019 Plan.

Eligibility

Awards may be granted pursuant to the 2019 Plan to any of our present or future employees, consultants and non-employee directors. The approximate number of employees, consultants and outside directors eligible to participate in the 2019 Plan as of April 15, 2026 was approximately 3,502, 0 and 8, respectively. Actual selection of any eligible individual to receive an award pursuant to the 2019 Plan is within the sole discretion of the Administrator. “Incentive stock options” may be granted only to employees, and all other awards may be granted to employees, consultants or non-employee directors. On April 17, 2026, the closing price of our common stock on the NYSE was $34.67 per share.

Types of Awards

The 2019 Plan authorizes the granting of “incentive stock options” and “non-qualified stock options” to purchase shares of our common stock. Unless the context otherwise requires, the term “options” includes both incentive stock options and non-qualified stock options. All shares of common stock reserved for issuance under the Plan may be (but are not required to be) issued pursuant to incentive stock options.

The 2019 Plan also authorizes awards of restricted stock. A restricted stock award is the grant of shares of our common stock that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The vesting and number of shares of a restricted stock award may be selected by the Administrator. Except as otherwise provided in the agreement granting the restricted stock award, the recipient of restricted stock will have all of the rights of a stockholder, including with respect to voting rights and the right to receive dividends.

The 2019 Plan also authorizes awards intended to be performance-based awards that are payable in stock, cash, or a combination of stock and cash. Any performance-based awards granted will vest upon the achievement of performance objectives. The Administrator will establish the performance measure as well as the length of the performance period.

The 2019 Plan also authorizes the granting of stock appreciation rights, or SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the fair market value of a share of our common stock on the date of grant of the SAR. SARs may be granted under the 2019 Plan in tandem with other awards.

The 2019 Plan also authorizes awards of restricted stock units that, once vested (based on the criteria the Administrator establishes, which may be based on the passage of time or the attainment of performance-based conditions), may be settled in a number of shares of our common stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our common stock (or a combination of stock and cash), earned in respect of such restricted stock unit award of units earned. At the discretion of the Administrator, each restricted stock unit may be credited with dividends paid in respect of each share of stock to which the restricted stock unit relates.

Shares of Common Stock Subject to the 2019 Plan

The authorized number of shares of our common under the 2019 Plan prior to the approval of the Amendment is 1,797,600 shares, of which approximately 862,484 shares remained available for issuance as of April 15, 2026. Approximately 2,262,484 shares of our common stock (an additional 1,400,000 shares) will be available for issuance under the 2019 Plan if the Amendment is approved. To the extent that any share-based award under the 2019 Plan terminates, expires, is cancelled or is paid in cash, the available shares subject to such award will remain available shares. Further, any shares tendered by a participant or withheld to satisfy the tax withholding obligation related to any award other than an option or SAR will remain available shares. Shares tendered by a participant or withheld to satisfy the exercise price or tax withholding obligation related to an option or SAR (including pursuant to a “net exercise” or “net withholding”) will not be available for re-issuance under the 2019 Plan.

Granting of Awards

The Administrator may from time to time grant awards in its discretion. In granting awards, the Administrator must take into consideration the contribution the eligible person has made or may be reasonably expected to make to our success and such other factors as the Administrator determines. The number of discretionary grants to be made under the 2019 Plan in the future to our non-employee directors and executive officers, including our named executive officers, and the dollar values of such grants, are not determinable.

Minimum Vesting Periods

Awards granted under the 2019 Plan will generally vest no earlier than the first anniversary of applicable grant date, except that the following awards will not be subject to the minimum vesting requirement: (a) awards granted in connection with awards that are assumed, converted or substituted in connection with certain transactions; (b) awards that may only be settled in cash; (c) awards that vest upon a change in control because they are not converted, assumed, or replaced by a successor or survivor corporation or a parent or subsidiary thereof; (d) awards the Administrator may grant, up to a maximum of 5% of the aggregate number of shares authorized for issuance under the 2019 Plan; or (e) the 257,000 shares added to the 2019 Plan’s share reserve on November 3, 2021.

Exercise Price of Options

The exercise price of options granted under the 2019 Plan will be any price determined by the Administrator, but may not be less than the par value of our common stock, or in the case of incentive stock options, the exercise price may not be less than the fair market value of our common stock on the date of grant. The exercise price of incentive stock options will not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock.

Price of Restricted Stock

The price, if any, to be paid by a recipient for restricted stock awarded under the 2019 Plan is determined by the Administrator. As a condition to the grant of a restricted stock award, if required by applicable law, the Administrator will require the person receiving the award to pay to us an amount equal to the par value of the restricted stock granted under the award.

Payment of Exercise Price

Unless further limited by the Administrator, the exercise price of an option will be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, by personal check, by delivery of shares of our common stock if expressly permitted by the terms of the option, by promissory note bearing interest at no less than such rate as will then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended (the “Code”), other property acceptable to the Administrator, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of our common stock, the value of the shares surrendered will be their fair market value on the date surrendered.

Restrictions on Transfer of Awards

No award granted under the 2019 Plan is transferable otherwise than by will or by the laws of descent and distribution. However, the Administrator by express provision in the award or an amendment thereto may permit awards to be transferred (without consideration) to, exercised by and paid to certain persons or entities related to the participant, including, but not limited to, members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish.

During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of restricted stock until the shares have vested. Stock certificates representing the restricted stock will be held by us bearing a legend to restrict transfer of the certificate until the restricted stock has vested. At the time the restricted stock vests, a certificate for the vested shares will be delivered to the participant.

Exercisability of Options

Each option will become exercisable in whole or in part and cumulatively, and will expire according to the terms of the option to the extent not inconsistent with the express provisions of the 2019 Plan. In addition, in the case of the grant of an option to an officer, the Administrator may provide that no shares acquired on the exercise of such option will be transferable during such six-month period following the date of grant of such option. The Administrator, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable option may be exercised or a restriction will lapse.

Vesting of Restricted Stock and Restricted Stock Units

In granting awards of restricted stock and restricted stock units, the Administrator, in its sole discretion, may determine the terms and conditions under which the awards will vest subject to the one-year minimum vesting requirement discussed above. The Administrator also has the right, exercisable in its sole discretion, to accelerate the date on which restricted stock or restricted stock units may vest or otherwise waive or amend any conditions in respect of a grant of restricted stock or restricted stock units.

Terms of Performance Awards

The Administrator may grant performance awards to any person who is eligible to receive an award pursuant to the 2019 Plan that are conditioned on the satisfaction of performance objectives, including those comprising one or more of the performance measures under a performance-based award, as the Administrator, in its sole discretion, may select.

Performance-based awards, in the sole discretion of the Administrator, may be made in the form of:

•

shares or unit equivalents to shares of our common stock (including, without limitation, shares of restricted stock subject to restrictions that will lapse on the basis of the satisfaction of the selected performance measure(s));

•	cash; or

•	a combination of shares of our common stock and cash.

The Administrator will establish the performance measures that will be required to be satisfied during the performance period in order to earn the amounts specified in a performance-based award, as well as the duration of any performance period, each of which may differ with respect to each covered person, or with respect to separate performance-based awards issued to the same covered person. The performance measures may be one or more (or a combination) of the following:

•

earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, rent (or restructuring) costs, adjusted EBITDA, adjusted EBITDAR, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•	pre-tax income, after-tax income or adjusted net income;

•	earnings per share (basic or diluted);

•	operating profit;

•	revenue, revenue growth or rate of revenue growth;

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	returns on sales or revenues;

•	operating expenses;

•	stock price appreciation;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	cash flow from facility operations;

•	facility net operating income;

•	implementation or completion of critical projects or processes;

•	acquisition financing;

•	cumulative earnings per share growth;

•	operating margin or profit margin;

•	containment of Company expenses,

•	expense targets, reductions and savings, productivity and efficiencies;

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, employee satisfaction, resident satisfaction, human resources management, supervision of litigation and/or information technology goals, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons;

•

personal professional objectives, including, without limitation, any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;

•	any combination of, or a specified increase or decrease in, any of the foregoing; and

•

any other criteria as determined by the Administrator in its sole discretion, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index.

Expiration of Options

The expiration date of an option will be determined by the Administrator at the time of the grant. However, unless the terms of the option expressly provide for a different date of termination, the unexercised portion of the option will automatically and without notice terminate and become null and void on the earlier of:

•	the date that the holder ceases to be employed by us, if such cessation is for “Cause,” as defined in the 2019 Plan;

•

the 90th day following the date on which the holder ceases to be employed by us for any reason other than because of the holder’s death or disability or for Cause (however, the holder will not be considered to have ceased to be employed by us while the holder is on sick leave, military leave, or any other leave of absence approved by us, if the period of such leave does not exceed 90 days, or, if longer, so long as the holder’s right to reemployment with us is guaranteed either by statute or by contract);

•	the first anniversary of the date on which the holder ceased to be employed by us by reason of the holder’s death or disability; or

•	the tenth anniversary of the date of grant.

Change in Control

In the event of a change in control, the 2019 Plan provides for the following treatment of awards unless otherwise provided in an award agreement:

•

Unless converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, all awards will become fully exercisable, all forfeiture restrictions will lapse, and, following the consummation of such change in control, all such awards will terminate and cease to be outstanding.

•

The number or value of any performance-based award or other award that is based on performance criteria or performance goals that will become fully earned, vested, exercisable and free of forfeiture restrictions will not exceed the greater of (i) such number or value determined by the actual performance attained during the applicable performance period to the time of the change in control or (ii) such number or value that would be fully earned, vested, exercisable and free of forfeiture restrictions had 100% of the target level of performance been attained for the entire applicable performance period without regard to the change in control.

•

If awards are assumed or continued after a change in control, the Administrator may provide that all or a portion of such awards will become fully exercisable and all forfeiture restrictions will lapse immediately upon the involuntary termination of the participant’s employment or service within a designated period (not to exceed 24 months) following the effective date of such change in control.

•

Upon a change in control, the Administrator may cause any and all awards outstanding to terminate at a specific time in the future, and will give each participant the right to exercise such awards during a period of time as the Administrator, in its sole and absolute discretion, will determine.

•

The portion of any incentive stock option accelerated in connection with a change in control will remain exercisable as an incentive stock option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option will be exercisable as a non-qualified stock option under the U.S. federal tax laws.

Clawback / Recovery

All awards granted under the 2019 Plan will be subject to recoupment in accordance with the Company’s compensation recoupment policies. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions on an award as the Administrator determines necessary or appropriate in view of applicable laws, governance requirements or best practices, including, but not limited to, a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause (as determined by the Administrator).

Expiration of the 2019 Plan

Unless terminated sooner by the Board, the 2019 Plan will terminate on March 26, 2029.

Adjustments

The 2019 Plan provides for (a) adjustments to the aggregate number and kind of shares that may be issued under the 2019 Plan; (b) the terms and conditions of any outstanding awards (including any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding awards under the 2019 Plan, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares or the price of the shares other than an equity restructuring.

Amendments

The Board or the Compensation Committee (with the approval of the Board) may amend or modify the 2019 Plan at any time, provided that no amendment may, without the approval of our stockholders:

•	increase the number of shares available for issuance under the 2019 Plan; or

•	permit the extension of the exercise period for an option beyond 10 years from the date of grant.

Notwithstanding any provision in the 2019 Plan to the contrary, absent approval of the stockholders of the Company, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date of grant and, except as otherwise permitted in the award agreement, (a) no option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an option or SAR having a higher per share exercise price and (b) no option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of a share.

In addition, no amendment will adversely affect in any material way any award previously granted pursuant to the 2019 Plan without the prior written consent of the participant; provided, however, that an amendment or modification that may cause an incentive stock option to become a non-qualified stock option will not be treated as adversely affecting the rights of the participant.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the 2019 Plan, based upon current law as of the date of these proxy materials. This summary is provided only as general information and not as tax advice. It is not intended or written to be used, and cannot be used: (a) by any taxpayer for the purpose of avoiding tax penalties under the Code, or (b) for promoting, marketing or recommending to another party any transaction or matter addressed herein. It does not address all of the tax considerations that may be relevant to a particular participant and does not discuss state, local and foreign tax consequences. Tax consequences may vary depending on each participant’s particular circumstances, and each participant should consult his or her tax advisor regarding his or her personal circumstances.

No later than the date as of which an amount first becomes includible in the gross income of a participant for federal, state, local or foreign income or employment or other tax purposes with respect to any award under the 2019 Plan, such participant will be required to pay to us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, at the withholding rate determined applicable by us (up to the participant’s maximum required tax withholding rate). The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with common stock. For purposes of calculating compensation income and withholding for transactions that settle in common shares, we will use the closing price of a share of common stock on the NYSE (or such other exchange as maybe the principal market our common stock) on the trading date immediately preceding the distribution date of the common stock.

Incentive Stock Options

Neither the grant nor the exercise of an incentive stock option results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to: (a) the fair market value on the exercise date minus the exercise price at the time of grant; multiplied by (b) the number of shares with respect to which the incentive stock option is being exercised, will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the common stock issued pursuant to the exercise of an incentive stock option until the later of the two-year anniversary of the date of grant of the incentive stock option and the one-year anniversary of the date of the acquisition thereof, then: (x) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss; and (y) we would not be permitted to take a deduction with respect to that incentive stock option for federal income tax purposes.

If common stock acquired upon the exercise of an incentive stock option were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of: (a) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the amount paid for the shares; or (b) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to us equal to the amount of ordinary income recognized by the optionee, except to the extent that the limitations on deductibility under Section 162(m) of the Code apply. Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by us. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the exercise of the incentive stock option.

Special rules may apply where all or a portion of the exercise price of an incentive stock option is paid by tendering common stock, or if the shares acquired upon exercise of an incentive stock option are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an incentive stock option and the disposition of shares acquired upon exercise of an incentive stock option assumes that the incentive stock option is exercised during employment or within three months following termination of employment. The exercise of an incentive stock option more than three months following termination of employment will result in the tax consequences described below for non-qualified stock options, except that special rules apply in the case of disability or death.

An individual’s options otherwise qualifying as incentive stock options will be treated for tax purposes as non-qualified stock options (and not as incentive stock options) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value in excess of $100,000.

Non-Qualified Stock Options

A non-qualified stock option (that is, an option that does not qualify as an incentive stock option) would result in no taxable income to the optionee or deduction to us at the time that such non-qualified stock option is granted. An optionee exercising a non-qualified stock option would, at the time of exercise, realize taxable compensation equal to: (a) the fair market value on the exercise date minus the exercise price at the time of grant, multiplied by (b) the number of shares with respect to which the option is being exercised. If the non-qualified stock option were granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. The foregoing summary assumes that the shares acquired upon exercise of a non-qualified are not subject to a substantial risk of forfeiture.

SARs

No income generally will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant generally will be required to include as ordinary income in the year of exercise an amount equal to the excess of the fair market value of the common stock subject to the SAR on the date of exercise over the aggregate exercise price of the SAR. A participant who is an employee will be subject to income tax withholding on ordinary income recognized upon exercise of a SAR. A 2019 Plan participant’s aggregate tax basis for resale purposes in any common stock received upon exercise of a SAR is the amount taxed as ordinary income upon receipt of such common stock (generally equal to the fair market value of such common stock on the date of receipt). Any gain or loss on a sale of such common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Restricted Stock

No income generally will be recognized by a participant in connection with the grant of restricted stock. The participant generally will be subject to tax at ordinary income rates on the fair market value of the common stock held at the time the restricted stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Vesting Date”), reduced by the amount, if any, paid by the participant for the restricted stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). When a participant sells the common stock held upon vesting of the restricted stock, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally equal to the amount, if any, paid for the restricted stock and any ordinary income recognized on the Vesting Date). If the participant’s holding period for the shares, which begins on the Vesting Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

A participant who so elects, under Section 83(b) of the Code within thirty days of the date of transfer of the restricted stock to the participant will have taxable ordinary income on the date of transfer of the restricted stock (the “Transfer Date”) equal to the excess of the fair market value of the restricted stock on the Transfer Date (determined without regard to the risk of forfeiture or restrictions on transfer) over the amount, if any, paid for the restricted stock (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). If the Vesting Date occurs, the participant will not recognize any additional income on such date, and the gain or loss to the participant on a subsequent sale of the common stock (calculated as the difference between the fair market value of the shares on the date of sale and the participant’s tax basis in the shares, generally equal to the amount, if any, paid for the restricted stock and any ordinary income recognized on the Transfer Date) generally will be treated as capital gain or loss to the participant. If the participant’s holding period for the common stock, which begins on the Transfer Date, exceeds one year, such gain or loss will constitute long-term capital gain or loss.

Restricted Stock Units

No income generally will be recognized by a participant in connection with the grant of a restricted stock unit (“RSU”). A participant is generally subject to withholding of Social Security and Medicare taxes on the value of an RSU at the time that the participant’s rights with respect to the RSU become vested. The fair market value of those shares at the time of settlement and/or any cash received generally should be taxable to the participant as ordinary income at the time of settlement (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income). The participant’s aggregate tax basis for resale purposes in any common stock received is the amount taxed as ordinary income upon receipt of the common stock. Any gain or loss on a sale of common stock will be treated as capital gain or loss and will be long-term capital gain or loss if such common stock is held for more than one year after the date of issuance.

Performance Awards

No income generally will be recognized by a participant in connection with the grant of an award otherwise subject to performance goals. Upon settlement of any such award, the participant generally will be required to include as ordinary income in the year of payment an amount equal to the amount of any cash, and the fair market value of any non-restricted shares, actually or constructively received (and, with respect to an employee, will be subject to income tax withholding on the amount of such ordinary income).

Tax Effect for Us

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 162(m) of the Code may limit the deductibility of compensation paid to our Chief Executive Officer and to each of our other “covered employees” under Section 162(m) of the Code. Under Section 162(m) of the

Code, the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Administrator reserves the right to grant awards under the 2019 Plan that result in compensation to our covered employees in excess of the $1,000,000 deduction limitation under Section 162(m) of the Code.

Additionally, under the so-called “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of awards in connection with a change of control may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible by us.

New Plan Benefits

On February 23, 2026, the Compensation Committee approved the grant of PSUs (the “February 2026 PSUs”) under the 2019 Plan to certain key employees, including the Company’s named executive officers, expressly conditioned upon (i) the approval by our stockholders of the Amendment on or before December 31, 2026, and (ii) the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 4, 2025, by and among the Company, SSL Sparti LLC, Sparti Merger Sub, Inc., CHP and CHP Merger Corp., which subsequently occurred on March 11, 2026. The following table sets forth the maximum number of PSUs that may be received pursuant to the February 2026 PSUs. If the Amendment is not approved by our stockholders, the February 2026 PSUs will be forfeited and cancelled.

Name and Position	Dollar Value ($)	Number of Units (#)
Brandon M. Ribar, Chief Executive Officer and President	—	275,000
Kevin J. Detz, Executive Vice President and Chief Financial Officer	—	185,000
Max J. Levy, Senior Vice President, Chief Investment Officer	—	130,000
All Current Executive Officers as a Group (4 persons)	—	645,000
All Current Directors who are not Executive Officers as a Group (8 persons)	—	—
All Employees, including all Current Officers who are not Executive Officers, as a Group (11 persons)	—	492,500

Equity Compensation Plan Information

The following table presents information relating to our equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of the Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	253,499	$111.90	797,512
Equity compensation plans not approved by security holders	—	—	—

Total	253,499	$111.90	797,512

(1)

Represents 102,044 performance stock units, 125,939 restricted stock units unvested, 15,700 restricted stock units that have vested and are deferred, and 9,816 stock options at a $111.90 exercise price.

(2)

The weighted-average exercise price in column (b) is calculated solely based on outstanding stock options under the 2019 LTIP and excludes RSUs and PSUs granted under the 2019 Plan, as the RSU and PSU awards do not have an exercise price.

Vote Required and Board of Directors Recommendation

For this Proposal No. 4 to be approved by the stockholders at the Annual Meeting, the affirmative vote of a majority of the votes cast on the proposal is required.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment to the 2019 Plan.

OTHER BUSINESS

(PROPOSAL 5)

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the proxy will vote the proxy in their discretion as they may deem appropriate, unless directed by the proxy to do otherwise.

GENERAL

The cost of any solicitation of proxies will be borne exclusively by us. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of shares of our stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of our stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. We have retained Georgeson to assist in soliciting proxies for the Annual Meeting for a fee of $12,500. The cost of such solicitation will be borne exclusively by us.

By Order of the Board of Directors

Michael Simanovsky Chairman of the Board	Brandon M. Ribar President and Chief Executive Officer

April 28, 2026

Dallas, Texas

APPENDIX A

Certain Information With Respect to Non-GAAP Financial Measures Used in This Proxy Statement

Adjusted Free Cash Flow (“AFCF”), is a non-GAAP liquidity measure that the Company defines as net income (loss) excluding depreciation and amortization expense, non-cash stock-based compensation expense, transaction and conversion costs, casualty losses, maintenance and recurring capital expenditures, excluded interest expense, excluded credit losses, executive transition costs, other (income) expense, net, excluded state income taxes, loss from equity method investments, net loss attributable to non-controlling interests in consolidated joint ventures, excluded acquisitions, long lived asset impairments, and the amount for employee retention credit proceeds, net, that were not approved by the Compensation Committee.

The Company believes that presentation of AFCF as a liquidity measure is useful to investors because it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness and make capital expenditures.

AFCF has material limitations as a liquidity measure, including: (i) it does not represent cash available for discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; and (ii) the cash portion of non-recurring charges generally represent charges/gains that may significantly affect the Company’s liquidity limits the usefulness of the measure for short-term comparisons.

Year Ended 31-Dec-25
Adjusted Free Cash Flow (AFCF)
Net loss	(72,492)
Depreciation and amortization expense	56,768
Non-cash stock-based compensation expense	5,049
Transaction, transition and restructuring costs	16,231
Casualty losses	3,436
Long lived asset impairment	12,525
Capital expenditures (maintenance/ recurring only)	(19,000)
Excluded interest expense	680
Excluded credit losses	3,329
Other (income) expense, net	(7,948)
Employee retention credit proceeds, net (1)	4,628
Excluded state income taxes	316
Loss from equity method investment	1,370
Net loss attributable to controlling interest in consolidated joint ventures	1,783
Excluded acquisitions	(677)

AFCF	5,997

(1)	This amount represents the portion of employee retention credits that were not approved by the Compensation Committee for inclusion in AFCF.

A-1

APPENDIX B

AMENDMENT NO. 5 TO THE

SONIDA SENIOR LIVING, INC.

2019 OMNIBUS STOCK AND INCENTIVE PLAN

THIS AMENDMENT NO. 5 TO THE SONIDA SENIOR LIVING, INC. 2019 OMNIBUS STOCK AND INCENTIVE PLAN (this “Amendment”), is made effective upon the approval of the stockholders of the Company of this Amendment (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, Sonida Senior Living, Inc. (the “Company”) maintains the Company 2019 Omnibus Stock and Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan from time to time; and

WHEREAS, the Board approved this Amendment pursuant to a resolution of the Board.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Article 10, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 3,197,600 Shares (the “Share Pool”) plus (a) any reserved Shares not issued or subject to outstanding awards under the 2007 Omnibus Stock and Incentive Plan For the Company, as amended (the “Prior Plan”) on the Effective Date, and (b) any Shares that are subject to an award granted under the Prior Plan that is outstanding on the Effective Date, but that ceases to be subject to the award due to the award’s forfeiture, cancelation, or expiration, or because the award is paid or settled in cash.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

SONIDA SENIOR LIVING, INC.

By: /s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Title:	President and Chief Executive Officer

B-1

Sonida Senior Living, Inc. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SNDA or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/SNDA Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4. 1. Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders of the Company to be held in 2029, or until their respective successors are duly qualified and elected. For Against Abstain For Against Abstain For Against Abstain 01—Brandon M. Ribar 02—J. Chandler Martin 03—Sam Levinson 2. To ratify the Audit Committee’s appointment of BDO USA, P.C., independent accountants, For Against Abstain This proxy will be voted as directed herein by the undersigned as the Company’s independent auditors for the fiscal year ending December 31, 2026. stockholder. If no direction is made, this proxy will be voted as indicated below: “FOR” the election of each of the nominees for director 3. To cast an advisory vote on executive compensation. For Against Abstain (Proposal 1), and “FOR” Proposals 2, 3, and 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. 4. To approve an amendment to the Company’s 2019 Omnibus Stock and Incentive Plan, as For Against Abstain amended (the “2019 Plan”), to increase the number of shares of common stock that the Company may issue under the 2019 Plan from 1,797,600 shares to 3,197,600 shares. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. 1 UPX 04A94B

2026 Annual Meeting of Sonida Senior Living, Inc. Stockholders The 2026 Annual Meeting of Stockholders of Sonida Senior Living, Inc will be held on Thursday, June 11, 2026 at 9:00 am Central Time, virtually via the Internet at meetnow.global/MVGNUMZ To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Sonida Senior Living, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Tabitha Bailey and Brandon Ribar, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated hereon, all the shares of the common stock of Sonida Senior Living, Inc. (the “Company”), held of record by the undersigned on April 17, 2026, at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 11, 2026 at 9:00 am CT, virtually via the Internet at meetnow.global/MVGNUMZ and any postponement(s) or adjournment(s) thereof. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH FOR THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. (Continued and to be marked, dated and signed, on the other side) B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.